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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Baker Hughes Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKER HUGHES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 26, 2007
To the Stockholders of Baker Hughes Incorporated:
     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company” or “Baker Hughes”) will be held at the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas on Thursday, April 26, 2007, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:
1.	Election of twelve directors;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2007;

3.	Proposal to amend the Company’s Restated Certificate of Incorporation (“Restated Certificate”) to adopt simple majority voting provisions in the Restated Certificate;

4.	Stockholder Proposal No. 1 regarding voting under the Company’s Delaware Charter; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
          The Board of Directors has fixed March 1, 2007 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.
          You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting.

By order of the Board of Directors,
/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Houston, Texas
March ___, 2007
     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

Annex A — Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert
Annex B — Audit/Ethics Committee Charter
Annex C — Guidelines for Membership on the Board of Directors
Annex D — Stockholder Communications with the Board of Directors
Annex E — Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor
Annex F — Certificate of Amendment of Restated Certificate of Incorporation

i

PROXY STATEMENT
          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 26, 2007 and at any and all reconvened meetings after adjournments thereof.
          Solicitation of proxies by mail is expected to commence on or about March 12, 2007 (the approximate date this Proxy Statement and accompanying proxy were first sent to security holders). The Company will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and the Company will reimburse them for postage and clerical expenses. The Company has retained Georgeson, Inc. to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
          Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.proxyvoting.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-866-540-5760. Proxies submitted through Mellon Investor Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 25, 2007. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.
          A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and should be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Mellon Investor Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 25, 2007. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.
          The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.
     Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2007, FOR the amendment to the Restated Certificate to adopt simple majority voting provisions and AGAINST Stockholder Proposal No. 1.
          Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

VOTING SECURITIES
           The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1.00 per share (“Common Stock”), of which                                    shares were issued and outstanding at the close of business on March 1, 2007. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.
          Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, with respect to the election of directors, the twelve nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2007 and for the approval of Stockholder Proposal No. 1. The affirmative vote of the holders of 75% of the total voting power of all shares of Common Stock entitled to vote on the matter is required for the approval of the amendment of the Restated Certificate to adopt simple majority voting provisions. There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter, except the proposed amendment of the Restated Certificate, for which a broker non-vote will count as a vote against the proposed amendment.
          Under the rules of the New York Stock Exchange (“NYSE”) in effect at the time this Proxy Statement was printed, if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors and the ratification of the Independent Auditor, even if the broker does not receive instructions from you. Your shares will only be voted with respect to the amendment to the Restated Certificate to adopt simple majority voting provisions and to Stockholder Proposal No. 1 if you have provided specific instructions to do so.
          The following table sets forth information about the holders of the Common Stock known to the Company on March 1, 2007 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (“SEC”). For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent
1.	FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109

2.	Barclays Global Investors, NA
Walker House, Mary Street
P. O. Box 908 GT
George Town, Grand Cayman,
Cayman Islands

3.	Capital Research and Management Company
333 South Hope Street
Los Angeles, California 90071

4.	Dodge & Cox
555 California Street, 40th Floor
San Francisco, California 94104

PROPOSAL NO. 1
ELECTION OF DIRECTORS
          Twelve directors will be elected at the Annual Meeting of Stockholders to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in April 2008.
          The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age, year in which the nominee first became a director of the Company and class. Each nominee director has agreed to serve if elected.

			Director
Nominees	Principal Occupation	Age	Since

Larry D. Brady	Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady has served as Chairman of Intermec since 2001 and as Chief Executive Officer since 2000. He served as President of Intermec, Inc. from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1999 and was a director from 1989 to 1999. Mr. Brady is a director of Pactiv Corporation and a member of the Advisory Board of Northwestern University’s Kellogg School of Management.	64	2004

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum), and he is also a member of the Board of Managers of Marathon Ashland Petroleum LLC. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco Inc. He is a director and Executive Committee member of both the U.S. Saudi Arabian Business Council and the American Petroleum Institute.	56	2002

			Director
Nominees	Principal Occupation	Age	Since

Chad C. Deaton	Chairman of the Board and Chief Executive Officer of Baker Hughes since October 2004. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of CARBO Ceramics, Inc. and Ariel Corporation. He is also a director of Junior Achievement of Southeast Texas, Houston Achievement Place and Greater Houston Partnership.	54	2004

Edward P. Djerejian	Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Global Industries, Ltd. and Occidental Petroleum.	67	2001

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and Tower Automotive.	61	2001

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc., Intermec, Inc. and Virginia National Bank. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	64	1998

Pierre H. Jungels	President of the Institute of Petroleum until June 2003. From 1997 through 2001 Dr. Jungels served as a director and chief executive officer of Enterprise Oil, plc. In 1996, Dr. Jungels served as the managing director of exploration and production at British Gas plc. Dr. Jungels is Chairman of OHM Surveys plc, Rockhoffer Exploration plc and Oxford Catalysts plc. Dr. Jungels is also a director of Woodside Petroleum Ltd. and Imperial Tobacco Group plc.	63	2006

			Director
Nominees	Principal Occupation	Age	Since

James A. Lash	First Selectman, Greenwich, Connecticut (city government) since 2003 and Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1982. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of Ivy Animal Health, Inc. and the East West Institute, and a Trustee of the Massachusetts Institute of Technology.	62	2002

James F. McCall	Former Executive Director of the American Society of Military Comptrollers from 1991 to 2004. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army’s Comptroller/Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc., a director of the Pentagon Federal Credit Union Foundation and former Vice Chairman of the Board of Directors of the American Refugee Committee.	72	1996

J. Larry Nichols	Chairman of the Board and Chief Executive Officer of Devon Energy Corporation (independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as Chief Executive Officer since 1980 and was President from 1976 until May 2003. Mr. Nichols serves as a director of several trade associations relevant to the oil and gas exploration and production business.	64	2001

H. John Riley, Jr.	Former Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) from May 1996 to February 2006. He was Chief Executive Officer of Cooper Industries from 1995 to 2005. He was Executive Vice President, Operations of Cooper Industries from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation and Post Oak Bank, N.A. Mr. Riley also serves as a director of Junior Achievement of Southeast Texas, Central Houston, Inc. and as a trustee of the Museum of Fine Arts, Houston and Syracuse University.	66	1997

			Director
Nominees	Principal Occupation	Age	Since

Charles L. Watson	Chairman of Eagle Energy Partners (energy marketing) since 2003, Chairman of Wincrest Ventures, L.P. (private investments) since January 1998, Founding Partner of Caldwell Watson Real Estate Group, Inc. since 1994, Chairman of Collegiate Zone LP since 2004 and Senior Energy advisor for Katzenbach Partners since 2006. Former Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) from 1989 to 2002. Elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. Mr. Watson is also a board member of Shona Energy Partners, Patman Drilling Inc., Central Houston, Inc., Baylor College of Medicine and Angeleno Investors, L.P.	57	1998
          It is the policy of the Board of Directors that any nominee for director who receives a “withhold” vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board’s Governance Committee. The Governance Committee would recommend to the Board whether or not the resignation should be accepted. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.
CORPORATE GOVERNANCE
          The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines (“Governance Guidelines”) as the principles of conduct of the Company’s business affairs to benefit its stockholders, which guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Board of Directors
          During the fiscal year ended December 31, 2006, the Board of Directors held eight meetings, and each director attended at least 75% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. During fiscal year 2006, each non-management director was paid an annual retainer of $60,000. The Audit/Ethics Committee Chairman received an additional annual retainer of $20,000. Each of the other non-management Committee Chairmen received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chairman, received an additional annual retainer of $10,000. Each of the members, excluding the Chairmen, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-management director also received annual non-retainer equity in a total amount of $150,000, in the form of (i) restricted shares of the Company’s Common Stock with a value of $100,000 issued in January of each year that generally will vest one-third on the annual anniversary date of the award (however, the restricted shares, to the extent not previously vested or forfeited, will become fully vested on the annual meeting of stockholders next following the date the non-management director attains the age of 72); and (ii) options to acquire the Company’s Common Stock with a value of $25,000 issued in each of January and July. The options will vest one-third each year beginning on the first anniversary date of the grant of the option. The Company previously provided benefits under a Directors Retirement Plan, which Plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001.

Director Independence
          All members of the Board of Directors, other than the Chairman and Chief Executive Officer, Mr. Deaton, satisfy the independence requirements of the NYSE. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” included as Exhibit C to the Governance Guidelines and attached as Annex A to this Proxy Statement. Such Policy supplements the NYSE independence requirements. Directors who meet these independence standards are considered to be “independent” as defined therein. The Board has determined that all the nominees for election at this Annual Meeting, other than Mr. Deaton, meet these standards.
Regularly Scheduled Executive Sessions of Non-Management Directors
          Pursuant to the Governance Guidelines, executive sessions of independent non-management directors are held at every regularly scheduled meeting of the Board of Directors. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as the Lead Director during the executive sessions of independent non-management directors.
Committees of the Board
          The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics, Compensation and Governance Committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

Committee Memberships 2006 — 2007
Audit/Ethics	Compensation	Executive	Finance	Governance
James F. McCall (C)	H. John Riley (C)	Chad C. Deaton (C)	Anthony G. Fernandes (C)	Clarence P. Cazalot, Jr. (C)
Larry D. Brady	Edward P. Djerejian	Clarence P. Cazalot, Jr.	Larry D. Brady	Edward P. Djerejian
Clarence P. Cazalot, Jr.	Claire W. Gargalli	H. John Riley, Jr.	Claire W. Gargalli	James F. McCall
Anthony G. Fernandes	Pierre H. Jungels	Charles L. Watson	Pierre H. Jungels	H. John Riley, Jr.
James A. Lash	J. Larry Nichols		James A. Lash	Charles L. Watson
J. Larry Nichols			Charles L. Watson
          Audit/Ethics Committee. The Audit/Ethics Committee held nine meetings during fiscal year 2006. The Board of Directors has determined that the Audit/Ethics Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Audit/Ethics Committee Charter is attached as Annex B to this Proxy Statement and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The General Auditor and the Corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Governance Guidelines. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate

Secretary.
          The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s independent auditor. To promote independence of the audit, the Audit/Ethics Committee consults separately and jointly with the independent auditor, the internal auditors and management.
          The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that each member of the Committee meet the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. The Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.
          Compensation Committee. The Compensation Committee held four meetings during fiscal year 2006. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Compensation Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Compensation Committee include reviewing and approving Baker Hughes’ executive salary and bonus structure; reviewing Baker Hughes’ stock option plans (and approving grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; setting bonus goals; approving salary and bonus awards to key executives; recommending incentive compensation and stock award plans for approval by stockholders; and reviewing management succession plans.
          Governance Committee. The Governance Committee held three meetings during fiscal year 2006. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” A current copy of the Governance Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs and monitoring compliance with the Governance Guidelines. In addition, the Governance Committee nominates candidates for the Board of Directors, selects candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ compensation.
          The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience to issues facing the Company. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Governance Guidelines, and are attached as Annex C to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Governance Guidelines, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
          The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates recommended by stockholders. Recommendations that stockholders desire to make for the 2008 Annual Meeting should be submitted between October 18, 2007 and November 17, 2007 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Governance Guidelines, which are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210, or to the Corporate Secretary c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Such recommendations should be accompanied by substantially the same types of information as are required under the Company’s Bylaws for stockholder nominees.
          Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for election. In connection with the 2007 election of directors, the Company has not paid any fee to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. However, in connection with the appointment of Mr. Jungels to our Board of Directors following the 2006 Annual Meeting, a third party search firm was retained and paid a fee in connection with his appointment. In connection with the 2007 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.
Stockholder Communications with the Board of Directors
          The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. In accordance with the Company’s “Annual Meeting Director Attendance Policy,” which has been incorporated into the Governance Guidelines, all directors and nominees for election as directors are requested and encouraged to personally attend the Company’s Annual Meeting. All of the Company’s 2006 director nominees attended the Company’s 2006 Annual Meeting.
          To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors as a group. Stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019. The procedures for “Stockholder Communications with the Board of Directors”, attached as Annex D to this Proxy Statement, are also included as Exhibit E to the Governance Guidelines and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Business Code of Conduct
          The Company has a Business Code of Conduct that applies to all officers, directors and employees, which includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions within the meaning of the securities laws and regulations. Each of the Company’s officers has certified compliance with the Company’s Business Code of Conduct and the applicable NYSE and SOX provisions. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
SECURITY OWNERSHIP OF MANAGEMENT
          Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 1, 2007 by each director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 1, 2007.

	Shares Beneficially Owned
			Shares Subject to
			Options
			Which Are or Will
	Shares		Become	Total
	Owned		Exercisable Prior to	Beneficial	% of
Name	as of March 1, 2007		May 1, 2007	Ownership	Class(1)
Larry D. Brady	4,158	(2)	365	4,523	—
Clarence P. Cazalot, Jr.	5,749	(2)	2,092	7,841	—
Edward P. Djerejian	5,749	(2)	111	5,860	—
Anthony G. Fernandes	7,749	(2)	11,469	19,218	—
Claire W. Gargalli	10,902	(2)	9,492	20,394	—
Pierre H. Jungels	949	(2)	0	949	—

	Shares Beneficially Owned
			Shares Subject to
			Options
			Which Are or Will
	Shares		Become	Total
	Owned		Exercisable Prior to	Beneficial	% of
Name	as of March 1, 2007		May 1, 2007	Ownership	Class(1)
James A. Lash	1,332	(2)	2,092	3,424	—
James F. McCall	5,749	(2)	111	5,860	—
J. Larry Nichols	1,332	(2)	5,092	6,424	—
H. John Riley, Jr.	17,749	(2)	4,092	21,841	—
Charles L. Watson	11,408	(2)	25,345	36,753	—
Chad C. Deaton	151,358	(3)	155,295	306,653	—
James R. Clark	96,566	(4)	136,667	233,233	—
Peter A. Ragauss	33,659	(5)	15,911	49,570	—
G. Stephen Finley	22,305	(6)	-0- (6)	22,305	—
Alan R. Crain, Jr.	25,656	(7)	21,585	47,241	—
David H. Barr	46,090	(8)	26,673	72,763	—
Douglas J. Wall	52,076	(9)	24,340	76,416	—
All directors and executive officers as a group (26) persons)	604,488		546,969	1,151,457	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Includes ___ shares issued as a restricted stock award on January 24, 2007, which award will vest one-third on each of January 24, 2008, 2009 and 2010, or, if earlier, on the date of the annual meeting of stockholders next following the date the non-management director attains age 72.

(3)	Includes: (i) 80,000 shares awarded on October 25, 2004 of which 20,000 shares vested on October 25, 2006 with 20,000 shares vesting on each of October 25, 2007, 2008 and 2009; (ii) 50,850 shares awarded on January 26, 2005 of which 16,950 shares vested on each of January 25, 2006 and 2007 and 16,950 shares will vest on January 25, 2008; (iii) 25,395 shares awarded on January 25, 2006 of which 8,465 shares vested on January 26, 2007 with 8,465 shares vesting on each of January 26, 2008 and 2009; and (iv) shares awarded on January 24, 2007, which will vest one-third on each of January 24, 2008, 2009 and 2010. To date, ___ shares have been withheld to satisfy the tax withholding related to the vesting of these restricted stock awards.

(4)	Includes: (i) 40,000 shares awarded on October 27, 2004 of which 10,000 shares will vest 25% on each of October 25, 2007 and 2008 with the remaining 20,000 shares vesting on October 25, 2009; (ii) 20,350 shares awarded on January 26, 2005 of which 6,783 shares vested on each of January 25, 2006 and 2007 and 6,784 shares will vest on January 25, 2008; (iii) 11,000 shares awarded on January 25, 2006 of which 3,666 shares vested on January 26, 2007 with 3,667 shares vesting on each of January 26, 2008 and 2009; and (iv) shares awarded on January 24, 2007, which will vest one-third on each of January 24, 2008, 2009 and 2010. To date, [___] shares have been withheld to satisfy the tax withholding related to the vesting of these restricted stock awards.

(5)	Includes 25,334 shares issued as restricted stock awards on April 26, 2006 of which 6,336 shares will vest on each of April 26, 2008 and 2009, with the remaining 12,662 vesting on April 26, 2010. Also includes a restricted stock award of 8,315 shares which will vest one-third on each of April 26, 2007, 2008 and 2009.

(6)	Includes 20,000 and 9,600 shares issued as restricted stock awards on October 23, 2002 and January 26, 2005, respectively. In connection with Mr. Finley’s retirement, the Company accelerated the vesting of Mr. Finley’s 20,000 share restricted stock award to March 31, 2006, which was originally scheduled to vest on June 30, 2006 and the vesting of the remaining 9,600 shares of the 14,400 share restricted stock award to March 31, 2006, which was originally scheduled to vest on each of January 26, 2007 and 2008. The Company withheld 10,789 shares to satisfy the withholding taxes due upon vesting. In connection with his retirement, all of Mr. Finley’s outstanding stock options vested.

(7)	Includes: (i) 10,000 shares awarded on April 28, 2004, all of which will vest on April 28, 2008; (ii) 9,325 shares awarded on January 26, 2005 of which 3,108 shares vested on each of January 25, 2006 and 2007 and 3,109 shares will vest on January 25, 2008; (iii) 6,000 shares awarded on January 25, 2006 of which 2,000 shares vested on January 26, 2007 with 2,000 shares vesting on each of January 26, 2008 and 2009; and (iv) [___] shares awarded on January 24, 2007, which will vest one-third on each of January 24, 2008, 2009 and 2010. To date, [___] shares have been withheld to satisfy the tax withholding related to the vesting of these restricted stock awards.

(8)	Includes: (i) 10,000 shares awarded on March 2, 2004, which will vest on March 2, 2008; (ii) 4,750 shares awarded on January 26, 2005 of which 1,583 shares vested on each of January 25, 2006 and 2007 and 1,584 shares will vest on January 25, 2008; (iii) 16,000 shares awarded on February 28, 2005, which will vest 25% on February 28, 2007 and 2008 with the remaining 50% vesting on February 28, 2009; (iv) 4,356 shares awarded on January 25, 2006 of which 1,452 shares vested on January 26, 2007 with 1,452 shares vesting on each of January 26, 2008 and 2009; and (v) [___] shares awarded on January 24, 2007, which award will vest one-third on each of January 24, 2008, 2009 and 2010. To date, [___] shares have been withheld to satisfy the tax withholding related to the vesting of these restricted stock awards.

(9)	Includes: (i) 10,000 shares awarded on March 2, 2004, which will vest on March 2, 2008; (ii) 4,750 shares awarded on January 26, 2005 of which 1,583 shares vested on each of January 25, 2006 and 2007 and 1,584 shares will vest on January 25, 2008; (iii) 16,000 shares awarded on February 28, 2005, which will vest 25% on February 28, 2007 and 2008 with the remaining 50% vesting on February 28, 2009; (iv) 4,356 shares awarded on January 25, 2006 of which 1,452 shares vested on January 26, 2007 with 1,452 shares vesting on each of January 26, 2008 and 2009; and (v) [___] shares awarded on January 24, 2007, which award will vest one-third on each of January 24, 2008, 2009 and 2010. To date, [___] shares have been withheld to satisfy the tax withholding related to the vesting of these restricted stock awards.
CHARITABLE CONTRIBUTIONS
          During the fiscal year ended December 31, 2006, the Company did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer, that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
          Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
          Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2006 with the exception of one late filing on Form 4 relating to one transaction for James F. McCall, a director, filed on May 9, 2006 rather than March 9, 2006.

COMPENSATION DISCUSSION AND ANALYSIS
Oversight of Executive Compensation Program
          The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our compensation programs. Our compensation programs include programs that are designed specifically for (1) our most senior executives officers (“Senior Executives”), which includes the Principal Executive Officer (“PEO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”); (2) employees who are designated as executives of the Company (“Executives” or “Executive Employees”), which includes the Senior Executives and (3) a broad-base of Company employees. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to Senior Executives, including those for the PEO and NEOs.
          Consistent with the listing requirements of the NYSE, the Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year we review any and all relationships that each director may have with us and the Board of Directors subsequently reviews our findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with us.
          The Compensation Committee has taken the following actions to improve the links between Senior Executive pay and performance:
•	including performance-based awards in the Company’s long-term incentive programs;

•	hiring an independent compensation consultant to advise on executive compensation issues;

•	realigning compensation structures based on a more clearly defined competitive pay strategy;

•	rotating Compensation Committee members to promote a non-biased approach to pay considerations; and

•	reviewing and approving the industry specific Peer Group (as defined below) for more precise performance comparisons.
The responsibilities of the Compensation Committee, as stated in its charter, include the following:
•	reviewing, on a regular basis, and approving the Company’s general compensation strategy and objectives;

•	reviewing and approving the Company’s goals and objectives relevant to the PEO’s compensation annually, evaluating the PEO’s performance in light of such goals and objectives, and determining the PEO’s compensation level based on this evaluation and other relevant information;

•	reviewing and approving annually the individual elements of total compensation for the PEO, including annual salary, annual bonus and long-term incentive compensation, and reporting such determinations to the Board of Directors, as required;

•	reviewing and discussing with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of the Company’s Annual Report on Form 10-K and Proxy Statement for the annual meeting of stockholders, and recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Form 10-K and Proxy Statement;

•	reviewing and approving the individual elements of total compensation for the Senior Executives of the Company other than the PEO;

•	reviewing with the PEO matters relating to management succession, including compensation related issues;

•	maintaining and reviewing with the Board of Directors a list of potential successors to the PEO, in the event of an emergency or retirement of the PEO on short notice;

•	making recommendations to the Board of Directors regarding all employment agreements, severance agreements, change in control provisions and agreements and any special supplemental benefits applicable to the Company’s Executives.

•	assuring that the Company’s incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company’s compensation strategy in regards to participation, target awards, corporate financial goals and actual awards paid to Senior Executives;

•	approving and/or recommending to the Board of Directors new incentive compensation plans and equity-based compensation plans, and submitting for stockholder approval where appropriate;

•	approving revisions to annual salary increases for the Company’s Senior Executives and reviewing compensation arrangements of the Company’s Senior Executives;

•	reviewing and reporting to the Board of Directors the levels of stock ownership by the Senior Executives of the Company in accordance with the Stock Ownership Policy adopted by the Board of Directors, including resolution of situations where individual officers are out of compliance;

•	reviewing the Company’s employee benefit programs, as administered by an administrative committee and an investment committee, and recommending for approval all committee administrative changes that may be subject to the approval of the stockholders or the Board of Directors; and

•	producing an annual compensation committee report for inclusion in the Company’s Proxy Statement in accordance with applicable rules and regulations.
Compensation Consultant
          In June 2005, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”) as its independent compensation consultant to advise the Compensation Committee on all matters related to the Senior Executives’ compensation and general compensation programs. This relationship continued in 2006 with Mercer attending two of the Compensation Committee meetings during the year.
          Mercer assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Mercer also provides guidance on industry best practices. Mercer advised the Compensation Committee in (1) determining base salaries for Senior Executives, (2) setting individual performance goals and award levels for Senior Executives for the Long-Term Incentive Plan performance cycle beginning in 2006 and (3) designing and determining individual grant levels for the 2006 Long-Term Incentive Plan for the Senior Executives.
          From time to time Mercer provides advice to the Governance Committee with respect to reviewing and structuring our policy regarding fees paid to our directors as well as other equity and non-equity compensation awarded to non-management directors, including designing and determining individual grant levels for the 2006 Long-Term Incentive Plan.
          In January 2006, management retained Stern Stewart & Co. (“Stern Stewart”), an independent consultant, to assist the Committee in developing certain targets for its long term incentive plan. This relationship continues in 2007.

Peer Group and Compensation Targets
          With the assistance of Mercer, the Compensation Committee selected a compensation peer group of companies consisting of twelve publicly-traded, energy related companies (the “Peer Group”). The Peer Group is used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have global businesses that compete with us for executive talent.
          The following twelve companies comprise the Peer Group: Anadarko Petroleum Corporation, Apache Corporation, BJ Services Company, Devon Energy Corporation, Fluor Corporation, Halliburton Company, Nabors Industries Limited, National Oilwell Varco Incorporated, Schlumberger Limited, Smith International Incorporated, Transocean Incorporated and Weatherford International Limited. An analysis based on recent financial data shows that amongst our Peer Group we ranked sixth in revenue as of June 30, 2006 and fourth in market capitalization as of August 31, 2006.
          The Compensation Committee reviews compensation data prepared by Mercer (the “Survey Data”) to ensure that our total Senior Executive compensation program is competitive. The Survey Data is a compilation of compensation and other data prepared by Mercer based upon its review of the Peer Group as well as other companies that participate in energy and general industry surveys.
Overview of Compensation Philosophy and Program
          In order to recruit and retain the most qualified and competent individuals as Senior Executives, we strive to maintain a compensation program that is competitive in the global labor market. The purpose of our compensation program is to reward exceptional organizational and individual performance.
          The following compensation objectives are considered in setting the compensation programs for our Senior Executives:
•	drive and reward performance which supports the Company’s core values;

•	provide a significant percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;

•	require significant stock holdings to align the interests of Senior Executives with those of stockholders;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced Senior Executives; and

•	set compensation and incentive levels that reflect competitive market practices.
Compensation Elements and Rationale for Pay Mix Decisions
          To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive compensation philosophy includes the following four principles:
          (i) Compensation should be related to performance
          The Compensation Committee believes that a significant portion of a Senior Executive’s compensation should be tied not only to individual performance, but also to the performance of the Senior Executive’s business unit, division, or function and to Company performance measured against both financial and non-financial goals and objectives. We also place emphasis on relative performance within the Peer Group as a means to ensure that we consistently deliver stockholder value.

          During periods when performance meets or exceeds the established objectives, Senior Executives should be paid at or more than expected levels, respectively. When our performance does not meet key objectives, incentive award payments, if any, should be less than such levels.
          (ii) Incentive compensation should represent a large portion of a Senior Executive’s total compensation
          The Company intends to minimize the amount of fixed compensation paid to Senior Executives in order to minimize costs when Company performance is not optimum. The larger portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and stockholder value creation. Senior Executives have the incentive of increasing Company profitability and stockholder return in order to earn the major portion of their compensation package. Less than 50% of the Senior Executive’s compensation package is contingent upon continued employment and the remainder is at risk and contingent on Senior Executives driving Company financial success.
          (iii) Compensation levels should be competitive
          The Compensation Committee reviews the Survey Data to ensure that the compensation program is competitive. We believe that a competitive compensation program will enhance our ability to attract and retain Senior Executives.
          (iv) Incentive compensation should balance short and long-term performance
          The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, Senior Executives are regularly provided both short and long-term incentives.
          We provide Senior Executives and many employees with various means of becoming stockholders of the Company. These opportunities include stock option grants, service-based restricted stock awards and the employee stock purchase plan.
          Beginning in 2005, we began shifting our equity-based award structure for Senior Executives from awards consisting primarily of stock options to include service-based restricted stock. In 2006, we further broadened long-term incentives to include performance units to be paid in cash based on the Company’s performance over a three-year period.
          The Compensation Committee believes that the mix of long-term incentives allows us to deliver long-term incentive awards aligned with the interests of stockholders. Stock options and restricted stock create a focus on share price appreciation, while performance units emphasize financial performance. Finally, restricted stock awards and performance units serve as a retention tool to ensure that recipients remain employed.
Financial Metrics Used in Compensation Programs
          Several financial metrics are commonly referenced in defining Company performance for Senior Executive compensation. These metrics are defined here and their use in annual and long-term incentive programs is described below.
          Earnings Per Share
          To ensure compensation is proportional to the return on investment earned by stockholders, we use Earnings per Share (“EPS”) as a metric in the 1995 Employee Annual Incentive Compensation Plan, as amended and restated, for Senior Executives. EPS is generally defined as our net income divided by the average number of shares outstanding during that period. Non-operational items are generally excluded from the EPS calculation for purposes of determining Annual Incentive Compensation payouts.

          Profit After Tax
          A related metric used in the annual incentive calculations is profit after tax (“PAT”). The PAT metric is generally defined as our operating profit after tax. The use of this metric allows us to reward Senior Executives for meeting targets related to actual operating profit earned each year. Operating profit is a non-GAAP measures comprised of income from continuing operations excluding the impact of certain identified non-operational items. Management uses operating profit internally as a measure of the performance of the Company’s operations.
          Baker Value Added
          Baker Value Added (“BVA”) measures stockholder value creation. It is a non-GAAP measure that supplements traditional accounting measures to evaluate a true return on the capital invested in the business. BVA is generally defined as our net operating profit after tax less the weighted average cost of capital used by us to generate the profit or loss. Capital is generally equivalent to the net assets identified on our balance sheet. The Compensation Committee believes that value created by BVA directly affects our stock price. We adopted BVA as an enterprise tool to improve the return on capital invested. BVA is a compensation metric for short- and long-term incentive plans.
Compensation Benchmarking Relative to Market
          Mercer annually provides the Compensation Committee with the Survey Data to assist in the review and comparison of each element of compensation for the Senior Executives. With such information, the Compensation Committee reviews and analyzes compensation for each Senior Executive and makes adjustments as appropriate. The Compensation Committee targets different compensation levels for each element of compensation as described below.
          The Compensation Committee targets the median base salary level (50th percentile) of the Survey Data for the base salaries of the Senior Executives. Adjustments to the median base salary level may be made based on comparisons to the Survey Data and evaluation of the Senior Executive’s level of responsibility and experience as well as Company-wide performance. The Compensation Committee also considers the Senior Executive’s success in achieving business results, promoting our core values and keys to success, improving health and safety and demonstrating leadership.
          Benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. Annual incentives are targeted and paid out as a percentage of base salary, and the target levels of long-term incentives are also set as a percentage of base salary.
          The compensation program allows Senior Executives to participate in the 1995 Employee Annual Incentive Compensation Plan, as amended and restated, which is an annual variable cash pay plan offered to a large portion of our employees. The payouts for Senior Executives are targeted to pay out at the median (50th percentile) of the Survey Data in years when we reach expected financial performance levels. If we reach, but do not exceed, the financial plan for any given year, the incentive payout should be at the median of the Survey Data. However, the Annual Incentive Plan is designed so that in years that financial performance significantly exceeds our financial plan, the payouts of the short-term incentive program should reach the 75th percentile of the Survey Data.
          The compensation program also allows Senior Executives to participate in the long-term incentive program. This program allows Senior Executives to increase their compensation over a number of years as stockholder value is increased as a result of increases in the stock price or sustained improvements in financial performance over multiple years. The Compensation Committee approved targeting the 75th percentile of the Survey Data with respect to long-term incentive awards.
          The combined elements of compensation, base salary, annual incentives, and long-term incentives, are referred to as “Total Direct Compensation.” The target level for Total Direct Compensation is at the 60th percentile of the Survey Data in years where expected financial results are achieved. However, in years that financial results significantly exceed our financial plan resulting in greater than expected returns to stockholders, the Total Direct Compensation could be at the 70th percentile or more of the Survey Data. Mercer provides a market reference on the overall mix of compensation elements by benchmarking each element of compensation against the Survey Data and also comparing the Total Direct Compensation to the Survey Data. Senior Executives can be rewarded at the upper end of the range for any compensation element based on individual or Company performance, as well as the Senior Executive’s experience and expertise.
Review of Senior Executive Performance
          The Compensation Committee reviews, on an annual basis, each compensation element of a Senior Executive. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to meet with the Senior Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.
          In addition, each year, the PEO presents to the Compensation Committee his evaluation of each Senior Executive, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive. Compensation in excess of the median of the Survey Data is provided through the variable elements of the compensation program to further our pay-for-performance philosophy.
Components of the Executive Compensation Program
          The Compensation Committee believes the total compensation and benefits program for Senior Executives should consist of the following:
•	base salaries;

•	annual incentive plan;

•	long-term incentive compensation;

•	retirement, health and welfare benefits; and

•	perquisites and perquisite allowance payments.
Base Salaries
          Senior Executive base salaries are targeted at median levels of the Survey Data. Base salaries are determined by evaluating a Senior Executive’s level of responsibility and experience and the Company’s performance.
          Increases to base salaries, if any, are driven primarily by individual performance and comparative data from the Survey Data. Individual performance is evaluated by reviewing the Senior Executive’s success in achieving business results, promoting our core values and keys to success and demonstrating leadership abilities.
          In setting the base salary of the Senior Executives for fiscal year 2006, the Compensation Committee reviewed the compensation of comparable senior executives from the Survey Data. The Compensation Committee also considered the Company’s continuing achievement of its short- and long-term goals to:
•	achieve specific profitability, EPS, and BVA goals;

•	communicate strategy and financial results effectively;

•	increase emphasis on employee health and safety; and

•	develop human resource capability and reduce attrition.

          The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Senior Executives.
          The Compensation Committee reviews the Survey Data annually. The Survey Data and general economic conditions and marketplace compensation trends are evaluated with the assistance of Mercer. The Compensation Committee usually adjusts base salaries for Senior Executives when:
•	the current compensation demonstrates a significant deviation from the market data;

•	recognizing outstanding individual performance; or

•	recognizing an increase in responsibility.
          This is in line with our philosophy that Senior Executive compensation above competitive median levels is paid from the variable portion of the compensation package.
          If in this review of individual performance and market salary data, the Compensation Committee finds that the Senior Executive is paid competitively at the 50th percentile of the market, and has exhibited exceptional performance during the period under review, the Compensation Committee may award the Senior Executive a merit lump sum instead of a salary increase. The purpose of the merit lump sum is to reward individual performance in the annual review, without increasing the base salary beyond the competitive 50th percentile of market. This allows the Senior Executive to be rewarded for exceptional performance, without the Company incurring the additional costs associated with a base salary increase and without increasing salaries over median levels.
          The salaries paid to the PEO and the NEOs during fiscal year 2006 are shown in the Summary Compensation Table on page 37.
Annual Incentive Plan
          The Annual Incentive Plan administered under the 1995 Employee Annual Incentive Compensation Plan, as amended and restated (the “Annual Incentive Plan”), and provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, division, or function and individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align Senior Executive pay with our annual (short-term) performance. Incentive bonuses are generally paid in cash in March of each year for the prior fiscal year’s performance.
          The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Senior Executive. These target percentages are based on competitive practices for each comparable position in the Survey Data. The incentive target percentage represents the Senior Executive’s annual bonus opportunity if the annual performance goals of the incentive plan are achieved.
          The Annual Incentive Plan establishes a set of financial and non-financial metrics for each Senior Executive. These metrics are selected to drive annual performance. Each metric has a weight within the plan, and the sum of the weights is 100%. In 2006, financial metrics comprised 90% of the target incentive and non-financial metrics comprised 10% of the target incentive. The metrics included in the 2006 Annual Incentive Plan are the financial metrics of BVA and EPS and non-financial metrics of voluntary turnover, health and safety, and individual performance.
          Performance targets are established at levels that are achievable, but require better than expected planned performance from each Senior Executive. Each of the Senior Executives received an annual bonus based on their individual contributions to the 2006 performance. The maximum annual award possible under the Annual Incentive Plan is $4,000,000.

Annual Incentive Plan Weightings for 2006 for Named Executive Officers

	Mr. Deaton	Mr. Clark	Mr. Finley	Mr. Ragauss	Mr. Crain	Mr. Barr
Target Incentive Compensation (% of Base Salary)	100%	80%	65%	65%	60%	60%
Metric	Mr. Deaton	Mr. Clark	Mr. Finley	Mr. Ragauss	Mr. Crain	Mr. Barr
Financial Results (BVA and EPS)	90%	90%	90%	90%	90%	90%
Voluntary Turnover Results	2%	2%	2%	2%	2%	2%
Health and Safety Results	3%	3%	3%	3%	3%	3%
Individual Performance	5%	5%	5%	5%	5%	5%
          The amount to be paid to each Senior Executive under the Annual Incentive Plan is determined by the financial metrics of BVA and EPS (the “Incentive Amount”). In the Annual Incentive Plan, the EPS and BVA metrics are combined into an overall value (the “Financial Result”). The Compensation Committee approves entry level (“EL”), expected value (“EV”) and over achievement (“OA”) with respect to the Financial Result. EL is the minimum level of financial performance for which the Compensation Committee approves any annual incentive payout. If the Company’s financial performance is less than the EL value, then there is no payout for the financial metrics of the incentive plan in that fiscal year. If we achieve the EL value, the Incentive Amount equals 25% of the target incentive compensation. If the Company reaches the OA level, the Incentive Amount equals 200% of target incentive compensation. A financial performance between the EL and OA values results in a payout that is prorated between 25% and 200% of the target incentive compensation according to the actual financial performance achieved. For example, if the financial performance achieved is halfway between EV and OA, the incentive pays out at 150% of target incentive compensation. Other than the Financial Result, each metric is calculated independently. However, if the Financial Result is greater than 100% of EV and the non-financial metric is met, the award is paid based on the Financial Result.
          If the Incentive Amount exceeds 200% of the Senior Executive’s target incentive compensation, the Incentive Amount over 200% of EV is not paid out with the annual incentive, but is held or “banked” until following years. Half of the banked amount, plus interest on the banked amount, is paid one year after the incentive is earned. The remaining half of the amount plus interest is paid out two years from the date earned. This ensures that exceptional incentive payouts are only realized by Senior Executives if they remain employed by us. An example of the banking calculation is shown in the following table:

Target Incentive Compensation	$100,000	*
Results Achieved	220% of EV
Incentive Earned	$220,000
Paid in March Following Fiscal Plan Year	$200,000
Banked for Following Year	$10,000
Banked for 2nd Year After Original Payout	$10,000

(1)	Values are for illustrative purposes only
          For the health and safety metric, we have pre-established goals for an acceptable Total Recordable Incident Rate (“TRIR”). If we attain our goal for TRIR, the health and safety metric is paid out based on the greater of EV or the actual Financial Result. If the TRIR goal is not achieved, the Senior Executive does not receive that portion of the incentive.
          The voluntary turnover metric for 2006 required that we stabilize or reduce voluntary turnover below the documented turnover rate for 2005. Voluntary turnover is defined as the number of voluntary terminations divided by the average headcount during the period. If the Company achieves its goal to stabilize or reduce voluntary turnover in 2006, the Senior Executives will receive that portion of the incentive based on the greater of EV or the actual Financial Result. Otherwise, the Senior Executive does not receive this portion of the incentive.

          The third non-financial metric in the Annual Incentive Plan is individual performance. Generally the direct supervisor of each Senior Executive evaluates individual performance and can grant a discretionary award. Our Board of Directors acts in this capacity in the evaluation of the PEO. A direct supervisor could refrain from granting an award for this portion of the incentive (0% result), grant the target award of 100%, or grant an individual award greater than expected to reward exceptional performance. The direct supervisor reviews the individual performance contract containing business, management, and developmental goals set for the fiscal year in making this determination. Awards under this metric are based on the greater of EV or the actual Financial Result.
          Non-operational items are generally excluded from the EPS and BVA calculations for purposes of determining Annual Incentive Compensation payouts. For example, the impact of the sale of the Company’s interest in the WesternGeco joint venture was excluded from the Company’s calculation of EPS and BVA for 2006.
Long-Term Incentive Compensation
          Long-term incentives comprise the largest portion of a Senior Executive’s Total Direct Compensation package. Long-term incentives are consistent with our at-risk pay philosophy. The Compensation Committee’s objective is to provide Senior Executives with long-term incentive award opportunities that are consistent with the Survey Data and based on each Senior Executive’s individual performance. Currently, we provide Senior Executives with stock options, restricted stock, and performance units.
          In 2002, the Compensation Committee and our Board of Directors approved the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “2002 D&O Plan”) for performance-related awards for Senior Executives. Our stockholders approved the 2002 D&O Plan in April 2002. An objective of the 2002 D&O Plan was to align the interests of Senior Executives with stockholders and to provide a more balanced long-term incentive program. Beginning in 2005, the Compensation Committee approved equity awards in shares of restricted stock (or restricted stock units in non-United States jurisdictions) in addition to the previously offered fixed-price stock options. Capitalized terms used in this section “Long-Term Incentive Compensation” and not otherwise defined herein shall have the meaning assigned to such term in the 2002 D&O Plan.
          The Compensation Committee approved the mix of long-term incentives awarded to Senior Executives in 2006 to include stock options, restricted stock and performance units. Performance units, which were previously not offered, will be settled in cash and be based on a cumulative BVA target over a three-year period. Performance units are intended to replace awards made under the performance plans, which are discussed in more detail under the heading “— Performance Plan for 2004-2006 and 2005-2007,” and which were discontinued and not used in 2006.
          The long-term incentives generally are allocated to Senior Executives as follows:

Grade	Stock	Restricted	Performance
Level	Options	Stock	Units

Senior Executives and	35%	25%	40%
Officers
          Forty percent of the long-term incentive value awarded is through performance units, which are paid in cash. Performance units only pay out if the Company achieves certain BVA targets. Failure to achieve the EL target will render the performance unit awards valueless.
          The Compensation Committee approves the total stock options, restricted stock and performance units that will be made available to Senior Executives as well as the size of individual grants for each Senior Executive. The amounts granted to Senior Executives vary each year and are based on the Senior Executives’ performance, the Survey Data, as well as the Senior Executive’s total compensation package. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.

          The long-term incentive information related to the PEO and the NEOs during fiscal year 2006 is included in the Summary Compensation Table on page 37 . Additional information on long-term incentive awards is shown in the Grants of Plan Based Awards Table on page 39 and the Outstanding Equity Awards at Fiscal Year-End Table on page 40.
          Stock Options
          An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide Senior Executives with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. Stock options generally vest and become exercisable over a three-year vesting period.
          A stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.
          The exercise prices of the stock options granted to the PEO and the NEOs during fiscal year 2006 are shown in the Grants of Plan-Based Awards Table on page 39. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.
          Options generally are granted semi-annually, at the same time as grants to the general eligible employee population, in January and July prior to the release of our earnings. Option grants are made at meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. Our practice is that the exercise price for each stock option is the market value on the date of grant. Under our long-term incentive program, the Option Price shall not be less than the Fair Market Value of the shares on the date of grant.
          There is a limited term in which the Senior Executive can exercise stock options, known as the “option term.” The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.
          In certain instances, stock options may vest on an accelerated schedule. Retirement may trigger accelerated vesting if a Senior Executive’s age plus years of service with us is greater than or equal to 65 years. In this instance, all unvested options will vest as of the retirement date, and the Senior Executive will have three or five years to exercise the options depending on the terms outlined in the stock option award agreement. However, the exercise window may not exceed the original option term.
          Additionally, death or disability while employed with the Company will cause all stock options to automatically vest and become exercisable per the terms outlined in the stock option award agreement.
          Restricted Stock Shares and Restricted Stock Units
          Restricted stock awards are intended to retain key employees, including the Senior Executives, through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. In the United States, restricted stock awards (“RSAs”) are awarded while outside the United States, we utilize restricted stock units (“RSUs”) as a performance incentive.
          RSAs generally are awarded to Senior Executives once a year in January, at the same time as awards to the general eligible employee population. RSAs are shares of our Common Stock that are awarded with the restriction that the Senior Executive remain with us until the date of vesting. RSAs generally vest one-third annually after the original award date. The purpose of granting RSAs is to encourage ownership and result in business decisions that may drive stock price appreciation, and encourage retention of our Senior Executives. Senior Executives are allowed to vote RSAs as a stockholder based on the number of shares held under restriction. The Senior Executives are also awarded dividends on the RSAs held.
          Any unvested RSAs generally are forfeited if the Senior Executive terminates employment with the Company or if the Senior Executive fails to meet the continuing employment restriction outlined in the RSA agreement. In the event of death or disability, any unvested RSAs are immediately vested.
          RSUs are similar to RSAs, but with a few key differences. An RSU is a commitment by us to issue a share of our Common Stock for each RSU at the time the restrictions in the award agreement lapse. RSUs are provided to Executives who are not on the United States payroll because of the different tax treatment in many other countries. RSU awards are eligible for dividend equivalent payments each time we pay dividends.
          Any unvested RSUs are generally forfeited upon termination of employment with the Company if the restrictions outlined in the awards are not met. Any vested shares are fully owned. Additionally, in the event of death or disability, all shares of RSUs are immediately vested.
          Performance Units
          Performance units are a significant portion of our long-term incentive program. Performance units are certificates of potential value, payable in cash at the end of a specified performance period if established financial performance levels are achieved. Performance units are designed to encourage long-range planning and reward sustained stockholder value creation. While stock options and restricted stock tie directly to our stock price, performance units reward contributions to our financial performance and are not subject to the volatility of the stock market. BVA is the financial metric used to determine payouts, if any, for performance units.
          Performance units are generally awarded once each year in January to Senior Executives at the same time as grants to the general eligible employee population. The performance unit plan operates in overlapping three-year cycles with a payout determined at the end of each cycle.

          Performance units are generally forfeited if a Senior Executive voluntarily leaves the Company before the end of the performance cycle. Performance units pay out on a pro rata basis if a Senior Executive retires at our normal retirement age or later.
          When granted, the target value for our performance units is $100 each, though the actual value realized depends on how well we perform against our cumulative BVA targets, which are established by the Compensation Committee with assistance from Stern Stewart. As noted, BVA measures operating PAT less the cost of capital employed and is the same BVA measure used in the Annual Incentive Plan.
          The performance units are intended to focus Senior Executives on returns and profitable growth over time. Each year when units are granted, a new three-year cumulative BVA goal will be set. Performance units pay out only when we hit minimum performance relative to our BVA targets. The following chart specifies the goals for our BVA performance measure and the dollar value per unit at various levels of performance.

Performance	Payout as % of	Performance
Level	Target Amount	Unit Value

Below Threshold	0-24%	$0
Entry Level (EL)	25%	$25
Expected Value (EV) Target	100%	$100
Over Achievement (OA)	200%	$200
          Performance units foster a pay for performance culture that aligns our compensation programs with our overall business strategy. The objectives of the performance units are to:
•	ensure a long-term focus on capital employment;

•	develop human resource capability;

•	enable long-term growth opportunities;

•	motivate accurate financial forecasting; and

•	reward long-term goal achievement.
          Performance Plan for 2004-2006 and 2005-2007
          In 2004 and 2005 the Compensation Committee approved performance plans for Senior Executives. The performance plans were discontinued and not used in 2006.
          Under each of the 2004 and 2005 performance plans, Senior Executives may be awarded target shares that, subject to the terms and conditions of the 2002 D&O Plan, may entitle the Senior Executive to receive shares of Common Stock. If (a) our total stockholder return for the three-year period ending December 31, 2006 (for the 2004 performance plan) or December 31, 2007 (for the 2005 performance plan) (each a “Performance Period”), equals or exceeds the median of the total stockholder returns of the Morgan Stanley Oil Services Index (the “Index”) companies for the relevant Performance Period, (b) a Change in Control of the Company has not occurred on or before December 31, 2006 (for the 2004 performance plan), or December 31, 2007 (for the 2005 performance plan) and (c) the Senior Executive remains in our active employ and/or one or more of our wholly-owned subsidiaries through the last day of the Performance Period, then we will issue to the Senior Executive that number of shares of Common Stock equal to (x) the number of shares of Common Stock set forth below as the “Number of Target Shares” for the Senior Executive’s performance award, multiplied by (y) the applicable “Percentage Target Earned” factor specified in the table below. If (a) our total stockholder return for the Performance Period is less than the median of the total stockholder returns of the Morgan Stanley Oil Services Index companies for the Performance Period, and (b) a Change in Control of the Company has not occurred on or before December 31, 2006 (with respect to the 2004 performance plan), or December 31, 2007 (with respect to the 2005 performance plan) then the award will lapse and be forfeited as of December 31, 2006 (with respect to the 2004 performance plan) or December 31, 2007 (with respect to the 2005 performance plan).
          The following tables show the percent of target earned based on a percentage versus the Morgan Stanley Oil Services Index:

Percentile Rank of the Company’s Total Stockholder Return for the
Performance Period as Compared to the Total Stockholder Returns of All	2005-2007
Morgan Stanley Oil Services Index Companies	Percentage Target Earned
96th Percentile or more	200%
88th Percentile or more, but less than 95th Percentile	150%
81st Percentile or more, but less than 87th Percentile	125%
74th Percentile or more, but less than 80th Percentile	100%
66th Percentile or more, but less than 73rd Percentile	75%
58th Percentile or more, but less than 65th Percentile	50%
50th Percentile or more, but less than 57th Percentile	25%
Less than 50th Percentile	0%

Percentile Rank of the Company’s Total Stockholder Return for the
Performance Period as Compared to the Total Stockholder Returns of All	2004-2006
Morgan Stanley Oil Services Index Companies	Percentage Target Earned
95th Percentile or more	200%
85th Percentile or more, but less than 95th Percentile	150%
80th Percentile or more, but less than 85th Percentile	125%
70th Percentile or more, but less than 80th Percentile	100%
65th Percentile or more, but less than 70th Percentile	75%
55th Percentile or more, but less than 65th Percentile	50%
50th Percentile or more, but less than 55th Percentile	25%
Less than 50th Percentile	0%
          The following tables and footnotes describe long-term incentive awards made under the 2004 and 2005 performance plans for NEOs and Senior Executives.
Long-Term Incentive Program
Awards Granted in 2005 and 2004
Performance Plan for 2005-2007 and 2004-2006

	For 2005-2007		For 2004-2006
	Performance Period		Performance Period
				Performance
	Number of	Performance	Number of Target	Period Ending
Name	Target Shares	Period Payout	Shares	December 31, 2006
Chad C. Deaton	31,000	December 31, 2007	17,000	8,500
Peter A. Ragauss [1]	0	December 31, 2007	0	0
G. Stephen Finley[2]	0	December 31, 2007	0	0
James R. Clark	14,500	December 31, 2007	13,993	6,997
Alan R. Crain, Jr.	5,000	December 31, 2007	4,664	2,332
David H. Barr	3,250	December 31, 2007	3,109	1,555
Douglas J. Wall	3,250	December 31, 2007	3,109	1,555

(1)	Mr. Ragauss was employed by the Company in April 2006 and did not participate in these Performance Plans.

(2)	Upon Mr. Finley’s retirement, all of his awards terminated without payment.
          Tax Implications of Executive Compensation
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the NEOs unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by the Company’s stockholders. We have qualified certain compensation paid to Senior Executives for deductibility under Section 162(m), including (i) certain amounts paid under our Annual Incentive Plan, (ii) certain compensation expense related to options granted pursuant to the Company’s 1993 Stock Option Plan, and (iii) certain options and certain other long-term performance-based stock or cash awards granted pursuant to the 1998 Long-Term Incentive Plan and the 2002 D&O Plan. We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.
          Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.
          Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to APB 25 and FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.
          Employee Stock Purchase Plan
          The purpose of the employee stock purchase plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the stockholders. Senior Executives may participate in this plan on the same basis as all other eligible employees.
          Eligible employee may elect to contribute on an after-tax basis between 1% and 10% of their annual pay to purchase our Common Stock; provided, however, that an employee may not contribute more than $25,000 to the plan pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the fair market value of our Common Stock on January 1st or December 31st, whichever is lower.
          Retirement, Health and Welfare Benefits
          We offer a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to Senior Executives. Senior Executives are eligible to receive reimbursement for certain medical examination expenses. Premiums for supplemental life insurance may be paid from a Senior Executive’s perquisite allowance.
          We offer retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the Baker Hughes Incorporated Thrift Plan (“Thrift Plan”), which is a 401(k) plan, the Baker Hughes Incorporated Pension Plan (“Pension Plan”) and the Baker Hughes Incorporated Supplemental Retirement Plan (“SRP”). All U.S. employees, including Senior Executives, are generally eligible for the Thrift Plan and the Pension Plan. Only U.S. Executives are eligible for the SRP. Non-U.S. employees are covered under different retirement plans. Senior Executives participate in the Thrift Plan and Pension Plan on the same basis as other employees and in the SRP on the same basis as other Executives.

          We adopted the Thrift Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The Thrift Plan allows eligible employees to elect to contribute from 1% to 50% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by us at the rate of $1.00 per $1.00 employee contribution for the first 3% and $0.50 per $1.00 employee contribution for the next 2% of the employee’s salary. Effective January 1, 2007, the Company matches to a rate of $1.00 per $1.00 employee contribution for the first 5% of the employee’s salary. Such contributions vest immediately. In addition, we make cash contributions for all eligible employees between 2% and 5% of their salary (“Base Contributions”) depending on the employee’s age. Base Contributions become fully vested to the employee after five years of employment. Effective January 1, 2007 an employee is fully vested in his or her Thrift Plan Base Contribution account after three years of service. However, regardless of the number of years of service, an employee is fully vested in his Thrift Plan Base Contribution if the employee retires at age 65 or later, or terminates employment with five years of service, or the employee’s employment is terminated due to death or total and permanent disability. The Thrift Plan provides for ten different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The Thrift Plan does not provide our employees the option to invest directly in the Company’s stock. The Thrift Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. Thrift Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum or in up to four annual installments.
          We adopted the Pension Plan, effective January 1, 2002, to supplement the benefits provided through our primary retirement vehicle, the Thrift Plan. The Pension Plan is a tax-qualified, defined benefit plan funded entirely by us. Under the provisions of the Pension Plan, a cash balance account is established for each participant. Age-based pay credits are made quarterly to the accounts as a percentage of eligible compensation. Eligible compensation generally means all wages, salaries and fees for services from the Company. The following are the quarterly pay crediting rates under the Pension Plan:

Pay Credit as a Percentage of
Age at End of Quarter	Quarterly Eligible Compensation
Under age 35	2.0%
35 — 39	2.5%
40 — 44	3.0%
45 — 49	3.5%
50 and older	4.0%
In addition to pay credits, cash balance accounts are credited with interest credits based on the balance in the account on the last day of the quarter, using the applicable interest rate provided under section 417(e)(3)(A)(ii)(II) of the Code. The applicable interest rate used for determining interest credits in 2006 was 4.46%. An employee is fully vested in his or her Pension Plan account after five years of service; provided, however, that effective January 1, 2007 an employee will be fully vested in his or her Pension Plan account after three years of service. Regardless of the number of years of service, an employee is fully vested if the employee retires at age 65 or later, or retires at age 55 with five years of service, or the employee’s employment is terminated due to death or total and permanent disability. In addition, employees who were 55 years or older on January 1, 2002 had their prior years of service with us counted for vesting purposes. Pension Plan benefits in excess of $1,000 are payable in the form of a joint and 50% survivor annuity for married individuals, or subject to spousal consent or if unmarried, a single lump sum or single life annuity. There are no special provisions for Senior Executives under the Pension Plan.
          We adopted the SRP, amended and restated effective January 1, 2005, to:
•	allow Executives to continue saving toward retirement when, due to compensation and contribution ceilings established under the Code, they can no longer contribute to the Thrift Plan;

•	provide Company base, pension and matching contributions that cannot be contributed to the Thrift Plan and Pension Plan due to compensation and contribution ceilings established under the Code; and

•	enable covered Executives to defer base and incentive compensation on a tax-deferred basis.
          Accordingly, Executive contributions include amounts calculated from an Executive’s Thrift Plan pre-tax election on file as of the prior year-end on compensation not eligible under the Thrift Plan due to the Code’s compensation limit. The Company contributes matching, base and pension contributions on compensation not eligible under the Thrift Plan or Pension Plan based on the Code’s compensation limit. Eligible compensation under the Thrift Plan and Pension Plan was limited to $210,000 and pre-tax employee contributions were limited to $15,000 ($20,000 for employees age 50 or older) in 2006. Additionally, Executives may elect to defer eligible compensation each year instead of receiving that amount in current compensation. The Company contributes matching, base and pension contributions on compensation above the compensation ceiling established by the Code and on the Executive’s deferred compensation. Company contributions, as a percentage of compensation, are made according to the following schedule:

Age	Base Contribution	Pension Contribution	Matching Contribution
Under Age 35	2.00%	2.00%
35—39	2.50%	2.50%
40—44	3.00%	3.00%
45—49	3.50%	3.50%	4%[1]
50—54	4.00%	4.00%
55—59	4.50%	4.00%
60 or older	5.00%	4.00%

[1]	Effective January 1, 2007, the matching for the Thrift Plan and SRP was increased to 5%.

          An Executive is fully vested in his or her deferrals and Company matching contributions. Beginning January 1, 2007 Executives generally were fully vested after three years of service. Regardless of the number of years of service, an Executive is fully vested if the Executive retires at age 65 or later, or upon the Executive’s termination of employment due to the death of the Executive. Distribution payments are made upon some specified period after separation from service in accordance with Section 409A of the Code. The methods of distribution include single lump sum cash payment or annual installments for 2-20 years, with the default election being annual installments for 15 years. In-service withdrawals are allowed in compliance with Section 409A of the Code. Hardship withdrawals are allowed in cases of unforeseen severe financial emergencies. All distribution and withdrawal elections are made during annual enrollment except for hardship withdrawals.
          The assets of the SRP are invested by the Trustee in funds selected by us. Additional information regarding these benefits and an accompanying narrative disclosure is provided in the Pension Benefits Table and Nonqualified Deferred Compensation Table disclosed on page 42.
          Perquisites and Perquisite Allowance Payments
          Executives are provided with the following benefits as a supplement to their other compensation:
•	Life Insurance & Accidental Death & Dismemberment Coverage: We pay 100% of the premium for both term life insurance and accidental death and dismemberment coverage, equal to two times the Executive’s base salary.

•	Perquisite Life Insurance: Perquisite life insurance benefits are provided to the Executives in addition to the supplemental life insurance and voluntary life insurance and accidental death and dismemberment coverage available to all employees. The cost of the perquisite life insurance is paid from the Executive’s perquisite allowance (as discussed below).

•	Short-Term and Long-Term Disability: We pay 100% of the premium cost for these benefit programs for Executives. The short-term disability program provides income replacement at 100% of base pay level for up to six weeks or recovery. The program then pays 75% of the base pay level beginning on week seven up to 26 weeks or recovery. Upon the expiration of the 26-week short-term disability period, the long-term disability program provides income replacement at 60% of the benefits base pay level, up to a maximum of $25,000 per month, until age 65 or recovery per the terms and conditions of the program.

•	Executive Physical Program: At our expense each Executive is allowed to have a complete and professional personal physical exam on an annual basis.
          We provide Executives an allowance on a quarterly basis to pay for expenses associated with managing finances, healthcare and miscellaneous expenses associated with the business that are not directly covered by us under standard expense reporting procedures. Senior Executives participate in the perquisite program on the same basis as other Executives, except that the amount of the perquisite allowance may vary. The amount of the perquisite allowance for the PEO and NEOs is determined annually by the Compensation Committee based on competitive practices in the market as indicated by the Survey Data and such amounts for 2006 are included in the Summary Compensation Table on page 39.
          In addition to the Company-provided basic life insurance coverage of two times salary, Senior Executives may elect additional life insurance coverage through the perquisite program. Election options in this program are in increments of an additional one to three times the Senior Executive’s base salary, with a guaranteed issue of $1,000,000, which includes the basic life insurance provided by us. Premiums for this coverage are deducted on a pro rata basis from the Senior Executive’s quarterly perquisite allowance payments and are calculated based on the premium rate per $1,000 as of January 1. Senior Executives are not restricted from using the perquisite allowance for any purpose.
          The Compensation Committee annually reviews the perquisite program and allowances provided to each Senior Executive to determine if adjustments are appropriate.

Severance Plan
          The Compensation Committee has also considered the long-term benefits to stockholders of retaining Senior Executives in the competitive employment environment. Upon certain types of terminations of employment (other than a termination following a change in control of the Company), severance benefits may be paid to the Senior Executives. Additional severance benefits payable to our PEO are addressed in his employment agreement discussed below. The Senior Executives are covered under a general severance plan known as the “Baker Hughes Incorporated Executive Severance Plan” (the “Severance Plan”). The Severance Plan is designed to attract and retain Senior Executives and to provide replacement income if their employment is terminated because of an involuntary termination other than for cause.
Eligibility
          To be eligible to receive benefits under the Severance Plan, a Senior Executive must (i) be an Executive on the date of termination, (ii) be involuntarily terminated and (iii) execute and deliver to the Severance Plan’s Administrator a release agreement provided to the participant by the Severance Plan Administrator.
Benefits of the Severance Plan
          We provide the following benefits to a participant who has satisfied the eligibility requirements. No benefits are available or have accrued prior to a participant’s employment termination date, and no rights are considered vested until the occurrence of an involuntary termination.
•	Base Compensation — We will pay the participant a cash severance benefit based on the participant’s base compensation at the employment termination date, with the amount of the base compensation benefit determined pursuant to the table below. The participant’s base compensation for the month in which the employment termination date occurs will be used in determining the base compensation benefit. A participant’s base compensation severance benefit will be paid in a single sum cash payment.

•	Medical, Dental and Vision Insurance — If a participant, his spouse and/or dependents are participating in a group health plan sponsored by the Company on the participant’s employment termination date, the participant, his spouse and/or dependents have the right to continue medical, dental and vision coverage for the time periods provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Unless the participant timely and properly elects the COBRA continuation coverage, medical, dental and vision coverage will automatically cease as of the participant’s employment termination date. For the first three months of the participant’s COBRA continuation coverage, the Company will pay the cost of the COBRA continuation coverage, and thereafter, the participant will be responsible for the payment of the cost for the continued coverage.

•	Outplacement — Each participant shall be entitled to outplacement assistance at the expense of the Company as shown in the table below.

•	Bonus — The Company will pay the participant any bonus to which the participant is entitled under the provisions of the Annual Incentive Plan.

•	Stock Options and Other Awards — A participant will not be entitled to receive any new grants or awards after his employment termination date. The vesting of stock options (both incentive stock options and nonqualified stock options) held by a participant will be determined in accordance with the provisions of the respective stock option award agreement or plan under which the stock option was granted, as applicable. Any of the participant’s stock options that have vested prior to his employment termination date may be exercised as permitted under the provisions of the stock option award agreement or plan. The vesting, lapsing of restrictions or paying out of any other award, including stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock awards held by a participant on his employment termination date will be determined in accordance with the provisions of the respective award agreement or plan under which the award was granted, as applicable.

•	Pension, Thrift and Supplemental Retirement Plans — All of the Company’s contributions to and accruals under the Pension Plan and all of the Company’s and the participant’s contributions to the Thrift Plan and the SRP will be discontinued as of his employment termination date. Vesting will be determined in accordance with the provisions of the applicable plan, and all benefits, contributions or disbursements, if any, under these plans will be paid to the participant in accordance with the provisions of the respective plan.

•	Employee Stock Purchase Plan — The participant’s year-to-date payroll deductions will be reimbursed to the participant in accordance with the provisions of the employee stock purchase plan.

•	Post-Retirement Health Care or Life Insurance — If the participant would have been entitled to benefits under the Company’s post-retirement health care or life insurance plans as of his employment termination date, the Company shall provide such post-retirement health care or life insurance benefits to the participant and the participant’s dependents in accordance with the terms of such plans (including any amendment and termination provisions of such plans) commencing on the later of (1) the date on which such coverage would have first become available and (2) the date on which the benefits described above under medical, dental, and vision insurance terminate.

•	Life Insurance — A participant’s coverage under the Company’s life insurance program will cease as of the employment termination date. A participant may, at his option, convert his basic life and perquisite life insurance coverage to individual coverage after his employment termination date by completing the forms required by the Severance Plan Administrator.

•	Disability Insurance — A participant’s coverage under the Company’s short-term and long-term disability insurance coverage will cease as of the employment termination date. Continued coverage under either the short-term and long-term disability insurance is not available after the employment termination date.

•	Perquisites — A participant’s perquisites shall terminate effective as of the participant’s employment termination date.
Time of Severance Benefits Payments
          We will pay the participant the cash benefits described above in a single sum cash payment within thirty days after the participant’s release agreement becomes irrevocable. If we subsequently determine that additional monies are due and payable to the participant, we will pay any unpaid benefits to the participant; together with interest on the unpaid benefits from the date the single sum cash payment was made within ten business days of discovering that the additional monies are due and payable. If the benefits paid to the participant are subsequently determined to exceed the amount of benefits the participant should have received, such excess shall constitute a loan by us to the participant, payable within ten business days after demand by us, together with interest from the date the single sum cash payment was made, but only to the extent such amount has not been previously paid by the participant.
Severance Plan — Schedule of Benefits for NEOs

	Severance Benefits	Details of Benefit
1.	Base Compensation	18 months of base compensation using the participant’s base compensation for the month in which the participant’s employment termination date occurs.

2.	Bonus Compensation	Bonus to which the participant is entitled under the provisions of the Annual Incentive Plan.

3.	Insurance — Medical, Dental and Vision	3 months of COBRA continued coverage paid by the Company, provided the participant timely and properly elects COBRA continuation coverage.

4.	Outplacement	Outplacement services will be provided for the greater of 12 months or until such time as the value of the outplacement services reaches the maximum of $10,000. The 12-month period commences with the first day of the month following the month in which the participant’s employment termination date occurs.
Employment Agreements
          We have an employment agreement with our PEO, dated as of October 25, 2004. The term of the employment agreement is until October 25, 2008, with automatic one-year renewals unless either party provides a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date. During the term of the employment agreement, Mr. Deaton is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:
•	a base salary;

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

•	long-term incentives in the form of equity-based compensation no less favorable than awards made to other Senior Executives and that are commensurate with awards granted to PEOs of other public companies of a similar size to the Company; and

•	benefits and perquisites that other officers and employees of the Company are entitled to receive.
          Mr. Deaton’s base salary is to be reviewed at least annually during the term of the employment agreement and may be increased (but not decreased) based upon his performance during the year.
          Upon the termination of Mr. Deaton’s employment, due to his disability (as defined in the employment agreement) or his death, he or his beneficiary is to be paid a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. Upon termination of Mr. Deaton’s employment by him for good reason (as defined in the employment agreement) or by us without cause (as defined in the employment agreement), he is entitled to:
•	a lump sum cash payment in an amount equal to two times his then base salary;

•	a lump sum cash payment equal to the expected value of his incentive bonus for the year of termination, prorated to the date of termination;

•	a continuation of certain perquisites and medical insurance benefits for the remainder of the term of the employment agreement; and

•	a continuation of employer contributions to the Company’s SRP for the remainder of the term of the employment agreement.
          However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his Change in Control Agreement discussed below.
          If Mr. Deaton’s employment is terminated by him for any reason other than a good reason (as defined in the employment agreement) or by the Company for cause (as defined in the employment agreement), he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not already paid.
          During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in competition (as defined in the employment agreement) with the Company and (ii) soliciting customers, employees and consultants of the Company. To the extent any provision is covered by both the employment agreement and the Change in Control Agreement, described and defined below, the Change in Control Agreement provision so covered will supersede the employment agreement provision.
          Mr. G. Stephen Finley retired from the Company on April 30, 2006. In connection with Mr. Finley’s retirement, Mr. Finley entered into a retirement and consulting agreement with the Company pursuant to which Mr. Finley agreed to assist the Company as a consultant for twelve months commencing May 1, 2006 for a consulting fee of $44,583.33 per month. During the term of the agreement, Mr. Finley agreed to maintain confidentiality and not to compete with the Company. In addition, effective March 31, 2006, certain of Mr. Finley’s outstanding shares of restricted stock vested, and effective April 30, 2006 all of Mr. Finley’s outstanding stock options vested as a result of his retirement.
Change in Control Agreements
          In addition to the employment agreement described above, we have entered into change in control agreements (“Change in Control Agreements”) with the NEOs, as well as the other Senior Executives. The Change in Control Agreements provide for payment of certain benefits to these officers as a result of termination of employment following, or in connection with, a Change in Control (as defined in the Change of Control Agreements) of the Company. The initial terms of the Change in Control Agreement for Mr. Deaton expires on October 24, 2007, and will be automatically extended until October 24, 2009. The initial terms of the Change in Control Agreements for Messrs. Clark, Crain and Wall will expire December 31, 2008. The initial term of the Change in Control Agreement for Mr. Ragauss expires on April 25, 2009. The initial term of the Change in Control Agreement for Mr. Barr expires on July 27, 2007, and will be automatically extended until July 27, 2009.
          After the expiration of the initial term, each of the Change in Control Agreements will be automatically extended for successive two-year periods beginning on the day immediately following the expiration date, unless, not later than 18 months prior to the expiration date or applicable renewal date, we shall give notice to the NEO that the term of the Change in Control Agreements will not be extended. The initial terms of the Change in Control Agreements for Messrs. Deaton and Barr were automatically extended since, not later than 18 months prior to the end of the initial terms, we did not give notice that the terms would not be extended.
          According to the Change in Control Agreements, we pay severance benefits to a NEO if the NEO’s employment is terminated following, or in connection with, a Change in Control and during the term unless:
•	the NEO resigns without good reason (as defined in the Change in Control Agreements);

•	the Company terminates the employment of the NEO for cause (as defined in the Change in Control Agreements); or

•	the employment of the NEO is terminated by reason of death or disability (as defined in the Change in Control Agreements).
          If the NEO meets the criteria for payment of severance benefits due to termination of employment following or in connection with a Change in Control during the term as described above, in addition to any benefits he is due under our employee benefit plans and equity and incentive compensation plans, he will receive the following benefits:
(a)	a lump sum payment equal to three times the NEO’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control, or (iii) the NEO’s termination of employment, whichever is greatest (his “Highest Base Salary”);

(b)	a lump sum payment equal to the NEO’s expected value based on incentive bonus under our Annual Incentive

Plan for the year in which he terminates employment based on the Highest Base Salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the NEO under our Annual Incentive Compensation Plan, as amended, in connection with the Change in Control if the NEO’s termination of employment occurs during the same calendar year in which the Change in Control occurs);
(c)	a lump sum payment equal to NEO’s expected value bonus based on the Highest Base Salary for the year in which he terminates employment multiplied by his Highest Base Salary and multiplied by three;

(d)	continuation of accident and health insurance benefits for an additional three years;

(e)	a lump sum payment equal to the sum of (i) the cost of the NEO’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the NEO’s perquisites in effect prior to his termination of employment for an additional three years;

(f)	a lump sum payment equal to the undiscounted value of the benefits the NEO would have received had he continued to participate in our Thrift Plan and SRP for an additional three years, assuming for this purpose that:
(1)	the NEO’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and

(2)	the NEO’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;
(g)	eligibility for our retiree medical program if the NEO would have become entitled to participate in that program had he remained employed for an additional three years;

(h)	a lump sum payment equivalent to thirty-six multiplied by the monthly basic life insurance premium applicable to the NEO’s basic life insurance coverage on the date of termination;

(i)	outplacement services for a period of three years or, if earlier, until the NEO’s acceptance of an offer of employment or in lieu of outplacement services, the NEO may elect to receive a cash payment of $30,000; and

(j)	an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
          In addition to the above, the Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.
According to the Change in Control Agreements, a “Change in Control” occurs if:
•	the individuals who are incumbent directors (as defined in the Change in Control Agreements) cease for any reason to constitute a majority of the members of our Board of Directors;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 50% of the combined voting power of our voting securities, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•	any person, other than us, our affiliate or another specified owner (as defined in the Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of our assets (as defined in the Change in Control Agreements) is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale; or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.
     The Code disallows deductions for certain executive compensation that is contingent on a change in ownership or effective control of the Company or a significant portion of the assets of the Company. Assuming such a control change had occurred on December 31, 2006, $5,157,518 and $2,563,142 would have been non-deductible executive compensation for Messrs. Deaton and Clark, respectively. Additionally, if Messrs. Deaton, Clark, Ragauss, Crain, Barr and Wall had incurred a termination of employment in connection with such control change, $12,811,676, $6,931,518, $4,289,085, $2,566,199, $2,902,754 and $2,448,288 would have been non-deductible executive compensation, respectively.
Indemnification Agreements
          We have entered into an indemnification agreement with each of our independent, non-management directors and Senior Executives. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and independent, non-management directors.
Stock Ownership Policy
          The Board of Directors, upon the Compensation Committee’s recommendation, adopted a Stock Ownership Policy for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual Senior Executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation.
          The Compensation Committee annually reviews each Senior Executive’s compensation and stock ownership levels to review if appropriate or to make adjustments. The Compensation Committee requires that the Senior Executives have direct ownership of our common stock in at least the following amounts:
Stock Ownership Level

Officer Positions	(Multiple of Salary)
Chief Executive Officer	5x

President, Senior Vice Presidents and Group Presidents	3x

Corporate Vice Presidents reporting to the PEO and Division Presidents	2x

          A Senior Executive has five years to comply with the ownership requirement starting from the date appointed to a position noted above. If a Senior Executive is promoted to a position with a higher Ownership Salary Multiple, the Senior Executive will have five years from the date of the change in position to reach the higher expected Stock Ownership Level but still must meet the prior expected Stock Ownership Level within the original five years of the date first appointed to such prior position. For those Senior Executives with the ownership requirements reflected in hiring letters, the date of hire marks the start of the five-year period.
Until a Senior Executive achieves the applicable Stock Ownership Level, the following applies:
          Restricted Stock Awards
          Upon vesting of a restricted stock award and after the payment of the taxes due as a result of vesting, the Senior Executive is required to hold the net profit shares until the applicable Stock Ownership Level is met. Net profit shares are the shares remaining after payment of the applicable taxes owed as a result of vesting of the restricted stock, including shares applied as payment of the minimum statutory taxes.
          Exercise of Stock Options
          Upon exercise of a stock option and after netting down the shares to pay the taxes due as a result of exercise, the Senior Executive is required to hold (50%) of the net profit shares until the applicable Stock Ownership Level is met. Net profit shares are the shares remaining after payment of the applicable taxes owed as a result of the exercise of the option and the exercise price of the option, including shares applied as payment of the minimum statutory taxes. The remaining (50%) of the net profit shares may be sold without restriction.
          Payout of 2004-2006 and 2005-2007 Performance Shares
          Upon any payout of performance shares, and after the payment of the taxes due as a result of the payout, the Senior Executive is required to hold the net profit shares until the Stock Ownership Level is met. Net profit shares are the shares remaining after the payment of the applicable taxes owed at the time of the payout, including shares applied as payment of the minimum statutory taxes.
          Reporting of Taxes upon Vesting
          The Senior Executive shall report to the Corporate Secretary the number of shares required by the Senior Executive to pay the applicable taxes upon the vesting of restricted stock awards and performance shares and the exercise of stock options, in excess of the minimum statutory taxes.
Required Ownership Shares
          Upon reaching the required ownership level, the Senior Executive shall certify to the Corporate Secretary that the ownership requirements have been met and the Corporate Secretary shall confirm such representation and record the number of shares required to be held by the Senior Executive based on the closing price of the shares and the Senior Executive’s current salary level on the day prior to certification by the Senior Executive (the “Required Ownership Shares”). At such time the restrictions on selling shares will no longer apply to the Senior Executive.
          The Senior Executive will not be required to accumulate any shares in excess of the Required Ownership Shares so long as the Required Ownership Shares are held by the Senior Executive, regardless of changes in the price of the shares. However, the Senior Executive may only sell shares held prior to certification if, after the sale of shares, the Senior Executive will (a) still own a number of shares equal to at least the Required Ownership Shares or (b) still be in compliance with the Stock Ownership Level as of the day the shares are sold based on current share price and salary level.
Annual Review
          The Compensation Committee reviews all Required Ownership Shares levels of the Senior Executives covered by the Policy on an annual basis. The PEO is responsible for ensuring compliance with this Policy.

          Deviations from the Stock Ownership Policy can only be approved by the Compensation Committee or the PEO, and then only because of a personal hardship.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
     The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 2006. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.
SUMMARY COMPENSATION TABLE

									Change in Pension
									Value and
									Non-Qualified
								Non-equity	deferred
					Stock			Incentive Plan	Compensation	All Other
Name and Principal			Bonus		awards[1]	Option		Compensation	earnings	Compensation		Total
Position	Year	Salary ($)	($)		($)	awards[1]		($)	($)	($)		($)
Chad C. Deaton — Principal Executive Officer	2006	$1,001,923	$0		$3,196,793	$1,364,590		TO COME	$9,600	$438,318	[2]	TO COME

Peter A. Ragauss — Principal Financial Officer[3]	2006	$339,231	$0		$452,674	$324,746		TO COME	$7,000	$200,600	[4]	TO COME

G. Stephen Finley — Principal Financial Officer	2006	$195,481	$0		$251,069	$0		TO COME	$(36,400)	$489,050	[5]	TO COME

James R. Clark — President and Chief Operating Officer	2006	$645,000	$51,600	[6]	$1,508,305	$1,393,167	[7]	TO COME	$10,200	$273,775	[8]	TO COME

Alan R. Crain, Jr. — Vice President & General Counsel	2006	$425,000	$25,500	[9]	$530,167	$495,714		TO COME	$10,200	$148,033	[10]	TO COME

David H. Barr — Vice President and Group President, Drilling and Evaluation	2006	$389,423	$0		$626,597	$411,758	[7]	TO COME	$10,700	$137,214	[11]	TO COME

Douglas J. Wall — Vice President and Group President, Completion and Production	2006	$389,423	$0		$626,597	$411,758	[7]	TO COME	$10,700	$131,766	[12]	TO COME

[1]	Restricted stock awards were made on January 25, 2006 and valued at $75.06 per share except for Mr. Ragauss who received a grant on April 26, 2006 at a value of $75.93 per share. Stock option grants were made on January 25, 2006 at an exercise price of $75.06 and a FAS 123(R) value of $23.78, except for Mr. Ragauss who received a grant on April 26, 2006 at an exercise price of $75.93 and FAS 123(R) value of $25.00. Stock option grants were also made on July 27, 2006 at an exercise price of $80.73 and a FAS 123(R) value of $28.54. Performance unit plan awards were made on December 29, 2006 and valued at $74.66 per share and a FAS 123(R) value of $32.16. For each of the restricted stock awards, stock option grants and performance plan stock awards, the value shown is what is also included in the Company’s financial statements per FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation. The actual number of awards granted is shown in the “Grants of Plan Based Awards” table included in this filing.

[2]	Amount includes (i) $306,239 that the Company contributed to Mr. Deaton’s SRP account, (ii) an annual perquisite allowance of $25,000, (iii) $69,833 in dividends earned on holdings of Company common stock and (iv) $10,799 in life insurance premiums paid by the Company on behalf of Mr. Deaton.

[3]	Effective April 26, 2006, Mr. Ragauss became the Company’s Chief Financial Officer.

[4]	Amount includes (i) $143,750 in relocation costs associated with Mr. Ragauss’ hiring in 2006, (ii) $19,654 that the Company contributed to Mr. Ragauss’ SRP account, (iii) an annual perquisite allowance of $20,000, which on a pro rata basis amounted to $13,333 for 2006 and (iv) $13,127 in dividends earned on holdings of Company common stock.

[5]	Mr. Finley retired from the Company on April 30, 2006 and resigned as an officer of the Company on April 25, 2006 but remained as a consultant to the Company pursuant to an agreement that will expire on April 30, 2007. Amount includes (i) $356,667 in consulting fees earned by Mr. Finley for the period of May 1, 2006 through December 31, 2006 and (ii) $105,303 that the Company contributed to Mr. Finley’s SRP account.

[6]	Mr. Clark’s base salary remained constant for 2006, however he received a payment of $51,600 in lieu of a salary increase.

[7]	Because Messrs. Clark, Barr and Wall are eligible for retirement based upon their age and years of service with the Company and their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of FAS 123(R).

[8]	Amount includes (i) $191,444 that the Company contributed to Mr. Clark’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $31,321 in dividends earned on holdings of Company common stock and (iv) $16,641 in life insurance premiums paid by the Company on behalf of Mr. Clark.

[9]	Mr. Crain’s base salary remained constant for 2006, however he received a payment of $25,500 in lieu of a salary increase.

[10]	Amount includes (i) $89,918 that the Company contributed to Mr. Crain’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $10,253 in dividends earned on holdings of Company common stock and (iv) $10,965 in life insurance premiums paid by the Company on behalf of Mr. Crain.

[11]	Amount includes $74,992 that the Company contributed to Mr. Barr’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $14,052 in dividends earned on holdings of Company common stock and (iv) $10,043 in life insurance premiums paid by the Company on behalf of Mr. Barr.

[12]	Amount includes $74,475 that the Company contributed to Mr. Wall’s SRP account, (ii) an annual perquisite allowance of $20,000 and (iii) $14,052 in dividends earned on holdings of Company common stock.

GRANT OF PLAN BASED AWARDS
     This table discloses the actual numbers of stock options and restricted stock awards granted and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity and equity incentive plans.
GRANTS OF PLAN-BASED AWARDS

										All Other
										Option
										Awards:	Exercise
						Estimated Future Payouts Under			All Other	Number of	or Base
		Estimated Future Payouts Under				Equity Incentive Plan			Stock Awards:	Securities	Price of	Grant Date
		Non-Equity Incentive Plan Awards[1]				Awards			Number of Shares	Underlying	Option	Fair Value of
		Threshold	Target	Maximum		Threshold	Target	Maximum	of Stock or Units	Options	Awards	Stock and
Name	Grant Date	($)	($)	($)		(#)	(#)	(#)	(#)[2]	(#)	($/Sh)[3]	Option Awards
Chad C. Deaton	1/25/2006	$250,481	$1,001,923	___	[4]				25,395	45,887	$75.06
	7/27/2006	$601,250	$2,405,000	$4,810,000		—	—	—		45,887	$80.73	$9,689,495
	12/29/06								8,500
Peter A. Ragauss	4/26/2006	$85,313	$341,250	___	[4]					47,734	$75.93
	7/27/2006	$196,875	$787,500	$1,575,000		—	—	—	33,659	15,025	$80.73	$1,830,985
G. Stephen Finley[5]		$31,776	$127,063	___	[4]
		—	—	—		—	—	—	-0-	-0-		$0
James R. Clark	1/25/2006	$139,230	$557,280	___	[4]				11,000	20,000	$75.06
	7/27/2006	$250,000	$1,000,000	$2,000,000		—	—	—		20,000	$80.73	$4,463,836
	12/29/06								6,997
Alan R. Crain, Jr.	1/25/2006	$67,575	$270,300	___	[4]				6,000	10,500	$75.06
	7/27/2006	$137,500	$550,000	$1,100,000		—	—	—		13,500	$80.73	$2,502,452
	12/29/06								2,332
David H. Barr	1/25/2006	$58,413	$233,654	___	[4]				4,356	7,870	$75.06
	7/27/2006	$103,125	$412,500	$825,000		—	—	—		7,870	$80.73	$1,669,125
	12/29/06								1,555
Douglas J. Wall	1/25/2006	$58,413	$233,654	___	[4]				4,356	7,870	$75.06
	7/27/2006	$103,125	$412,500	$825,000		—	—	—		7,870	$80.73	$1,669,125
	12/29/06								1,555

[1]	Amounts shown on the first line represent amounts under the Annual Incentive Plan for target value represent the potential payout and Expected Value performance. If threshold levels of performance are not met, then the payout can be zero. Amounts shown on the second line represent amounts under the Long-Term Performance Unit plan, which awards are paid in cash.

[2]	Amounts shown on the first line represent the number of shares granted in 2006 for RSAs. Amounts shown on the second line represent the number of shares granted under the Performance Plan.

[3]	Our practice is that the exercise price for each stock option is the market value on the date of grant. Under our long-term incentive program, market value is the closing stock price on the day before the date of grant.

[4]	Based upon the terms of the Company’s Annual Incentive Plan, there is no maximum amount; provided that pursuant to the terms of the Annual Incentive Plan, no individual may receive an amount in excess of $4,000,000 annually. Any amounts that exceed 200% of the individuals’ threshold amount will be “banked” and paid one half in each of the succeeding years, including interest earned thereon, provided that the individual remains employed by the Company.

[5]	Upon Mr. Finley’s retirement, the Company accelerated the vesting of Mr. Finley’s 20,000 share restricted stock award to March 31, 2006, which was originally scheduled to vest on June 30, 2006 and the vesting of the remaining 9,600 shares of the 14,400 share restricted stock award to March 31, 2006, which was originally scheduled to vest on January 26, 2007 and 2008. Mr. Finley forfeited 10,789 shares valued at $69.46 to cover taxes due as a result of both accelerated vestings.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 29, 2006 for the PEO and each NEO. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $74.66 a share (the closing market price of the Company’s stock on December 29, 2006).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
							Equity
							Incentive
							Plan
							Awards:
							Number	Equity
							of	Incentive
							Unearned	Plan Awards:
						Market	Shares,	Market or
						Value of	Units, or	Payout Value
	Number of	Number of				Shares or	Other	of Unearned
	Securities	Securities			Number of	Units of	Rights	Shares, Units,
	Underlying	Underlying			Shares or	Stock that	that Have	or Other
	Unexercised	Unexercised	Option	Option	Units that	Have Not	Not	Rights that
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date[1]	Vested (#)[2]	($)	(#)[3]	Vested ($)
Chad C. Deaton	0	45,887	$80.73	7/27/2016	119,295	$8,906,565	31,000	$2,314,460
	0	45,887	$75.06	1/25/2016
	30,000	60,000	$56.21	7/27/2015
	30,000	60,000	$42.60	1/26/2015
	50,000	25000	$43.39	10/25/2014

Peter A. Ragauss	0	15,025	$80.73	7/27/2016	33,659	$2,512,981
	0	47,734	$75.93	4/26/2016

G. Stephen Finley	0	0	$0		0	$0	0	$0

James R. Clark	0	20,000	$80.73	7/27/2016	64,567	$4,820,572	14,500	$1,082,570
	0	20,000	$75.06	1/25/2016
	12,000	24,000	$56.21	7/27/2015
	12,000	24,000	$42.60	1/26/2015
	19,667	19,667	$39.23	7/28/2014
	13,167	13,167	$35.81	1/28/2014
	14,000	0	$32.62	7/22/2013
	12,000	0	$29.25	1/29/2013
	11,000	0	$24.94	7/24/2012
	11,000	0	$32.50	1/30/2012

Alan R. Crain, Jr.	0	13,500	$80.73	7/27/2016	22,217	$1,658,721	5,000	$373,300
	0	10,500	$75.06	1/25/2016
	0	11,000	$56.21	7/27/2015
	0	11,000	$42.60	1/26/2015
	0	9,167	$39.23	7/28/2014
	0	9,167	$35.81	1/28/2014
	3,418	0	$29.25	1/29/2013

David H. Barr	0	7,870	$80.73	7/27/2016	33,523	$2,502,827	3,250	$242,645
	0	7,870	$75.06	1/25/2016
	4,916	9,834	$56.21	7/27/2015

[1]	Each option grant has a ten year term and vests pro rata as to one-third of the option grant beginning on the first anniversary of grant date, thus the vesting dates for each of the option awards in this table can be calculated accordingly.

[2]	The vesting dates of RSAs for the PEO and NEOs are included as footnotes to the “Security Ownership of Management” table in this proxy statement.

[3]	Represents performance units that were granted under the 2005 performance plan and may be paid in the form of target shares at the end of fiscal year 2007. For a more detailed discussion, see the section titled “Long-Term Incentive Compensation — Performance Units”.

	Option Awards				Stock Awards
							Equity
							Incentive
							Plan
							Awards:
							Number	Equity
							of	Incentive
							Unearned	Plan Awards:
						Market	Shares,	Market or
						Value of	Units, or	Payout Value
	Number of	Number of				Shares or	Other	of Unearned
	Securities	Securities			Number of	Units of	Rights	Shares, Units,
	Underlying	Underlying			Shares or	Stock that	that Have	or Other
	Unexercised	Unexercised	Option	Option	Units that	Have Not	Not	Rights that
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date[1]	Vested (#)	($)	(#)	Vested ($)
	0	5,600	$42.60	1/26/2015
	7,667	7,667	$39.23	7/28/2014
	0	4,667	$35.81	1/28/2014
	4,000	0	$32.62	7/22/2013
Douglas J. Wall	0	7,870	$80.73	7/27/2016	33,523	$2,502,827	3,250	$242,645
	0	7,870	$75.06	1/25/2016
	4,916	9,834	$56.21	7/27/2015
	0	5,600	$42.60	1/26/2015
	4,667	4,667	$39.23	7/28/2014
	0	4,667	$35.81	1/28/2014
	4,667	0	$32.62	7/22/2013
OPTION EXERCISES AND STOCK VESTED
          The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the persons named in the Summary Compensation Table above.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)[1]	Vesting ($)
Chad C. Deaton	0	$0	45,450	$3,331,082
Peter A. Ragauss	0	$0	0	$0
G. Stephen Finley	130,002	$5,001,132	34,400	$2,401,424
James R. Clark	0	$0	13,780	$1,017,246
Alan R. Crain, Jr.	44,250	$1,745,219	5,440	$400,867
David H. Barr	68,393	$2,695,230	3,138	$231,555
Douglas J. Wall	52,475	$2,564,161	3,138	$231,555

[1]	The number of shares acquired upon vesting includes a stock award on December 29, 2006 for the 2004-2006 performance award plan. The number of shares under the 2004-2006 performance plan for each Senior Executive is as follows:

Name	Number of Shares	Value at $74.66
Mr. Deaton	8,500	$634,610
Mr. Ragauss	0	0
Mr. Finley[2]	0	0
Mr. Clark	6,997	$522,396
Mr. Crain	2,332	$174,107
Mr. Barr	1,322	$99,447
Mr. Wall	1,322	$99,447

[2]	Upon Mr. Finley’s retirement, all of his awards terminated without payment.

PENSION BENEFITS
          The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the PEO and NEOs under the Pension Plan.
PENSION BENEFITS

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Chad C. Deaton	Pension Plan	1	$23,659	$0

Peter A. Ragauss	Pension Plan	0	$0	$0

G. Stephen Finley	Pension Plan	4	$7,025	$0

James R. Clark	Pension Plan	5	$46,626	$0

Alan R. Crain, Jr.	Pension Plan	5	$46,581	$0

David H. Barr	Pension Plan	5	$47,102	$0

Douglas J. Wall	Pension Plan	5	$45,916	$0
NONQUALIFIED DEFERRED COMPENSATION
          The following table discloses contributions, earnings and balances to each of the PEO and NEOs under the SRP that provides for compensation deferral on a non-tax-qualified basis.
NONQUALIFIED DEFERRED COMPENSATION

	Executive
	Contributions in	Registrant		Aggregate
	Last FY	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	($)	Last FY ($)	in Last FY ($)	Distributions ($)	at Last FYE ($)
Chad C. Deaton	$439,019	$306,238	$113,560	$0	$1,152,885

Peter A. Ragauss	$30,288	$19,654	$627	$0	$50,570

G. Stephen Finley	$154,965	$106,544	$52,326	$0	$951,243

James R. Clark	$89,490	$191,444	$89,031	$0	$1,772,329

Alan R. Crain, Jr.	$55,315	$89,918	$26,788	$0	$663,340

David H. Barr	$81,779	$74,992	$113,115	$0	$1,535,769

Douglas J. Wall	$34,543	$74,474	$86,787	$0	$660,083

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreement With Chad C. Deaton
          We have an employment agreement with Mr. Chad C. Deaton, dated as of October 25, 2004. The term of the employment agreement expires on October 25, 2008, with automatic one-year renewals unless Mr. Deaton or we provide a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date.
          Termination of Employment Due to Death or Disability
          During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in competition (as defined in the employment agreement) with us and (ii) soliciting our customers, employees and consultants.
          Upon the termination of Mr. Deaton’s employment due to his disability or death:
a.	we will pay him or his beneficiary a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement;

b.	we will pay him or his beneficiary a lump sum in cash equal to his expected value incentive bonus for the year of termination;

c.	a nonqualified option granted by us on October 25, 2004 to purchase 25,000 of our shares of stock would have become fully exercisable; and

d.	the substantial risk of forfeiture restrictions applicable to 60,000 restricted shares of our stock granted by us on October 25, 2004 would have lapsed.
          For this purpose, Mr. Deaton will be deemed to have a “disability”, if as a result of his incapacity due to physical or mental illness, (i) he is absent from the full-time performance of his duties with us for 90 days during any period of 12 consecutive months or (ii) it is reasonably certain that the disability will last for more than that period, and within 30 days after we give written notice of termination to Mr. Deaton he does not return to the performance of his duties with us on a full-time basis.
          If Mr. Deaton’s employment were to have been terminated on December 31, 2006, due to death or disability (as defined in the employment agreement), we estimate that the value of the payments and benefits described in clauses (a), (b), (c) and (d) above he would have been eligible to receive is as follows: (a) $929,521; (b) $1,025,000; (c) $781,750; and (d) $4,479,600, with an aggregate value of $7,215,871.
          Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause
          Upon the termination of Mr. Deaton’s employment by him for good reason or by us without cause, we will pay him:
a.	a lump sum cash payment in an amount equal to two times his then base salary;

b.	a lump sum cash payment equal to the expected value of his incentive bonus opportunity under our Annual Incentive Plan for the year of termination, prorated to the date of termination (in lieu of any bonus payment that would have otherwise been due under the Annual Incentive Plan for such year);

c.	for the remainder of the term of the employment agreement, continuation of executive perquisites (other than executive life insurance);

d.	for the remainder of the term of the employment agreement, continuation of medical insurance benefits at active employee premium rates[1];

e.	a lump sum payment equivalent to the monthly basic life insurance premium applicable to Mr. Deaton’s basic life insurance coverage on the date of termination multiplied by the number of months remaining in the term of the employment agreement; and

f.	for the remainder of the term of the employment agreement, continued employer contributions to the SRP.
However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his Change in Control Agreement discussed below.
          “Good reason” as defined in the employment agreement includes: (i) the assignment to Mr. Deaton of any duties inconsistent with his position (including status, office, title and reporting requirements), authorities, duties or other responsibilities; (ii) the relocation of Mr. Deaton’s principal place of employment to a location more than fifty (50) miles from his principal place of employment on October 25, 2004; or (iii) a material breach by us of any provision of the employment agreement.
          “Cause” as defined in the employment agreement includes: (i) the conviction of Mr. Deaton of an act of fraud, embezzlement, theft or other criminal act constituting a felony; (ii) a material breach by Mr. Deaton of any provision of the employment agreement; (iii) the failure by Mr. Deaton to perform any and all covenants contained in the employment agreement dealing with conflicts of interest, competition, solicitation and disclosure of confidential information; or (iv) a material breach by Mr. Deaton of our Standards of Ethical Conduct. Cause shall not exist unless and until we have delivered to Mr. Deaton a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of our Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Mr. Deaton and an opportunity for Mr. Deaton, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Mr. Deaton was guilty of the conduct set forth above and specifying the particulars thereof in detail.
          If Mr. Deaton’s employment were to have been terminated by him for good reason or by us (or our successor) without cause on December 31, 2006, we estimate that the value of the payments and benefits described in clauses (a) through (f) above he would have been eligible to receive is as follows: (a) $2,050,000, (b) $1,025,000, (c) $20,342, (d) $4,400, (e) $7,163, and (f) $469,843, with an aggregate value of $3,576,748.
          Termination of Employment by Mr. Deaton Without Good Reason or by Us for Cause
          If Mr. Deaton’s employment is terminated by him for any reason other than a good reason or by us for cause, he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.

[1]	The value of this benefit is calculated as the aggregate premium amounts Mr. Deaton would be required to pay for such coverage under the Company’s premium rate structure in effect on December 31, 2006 for continuation coverage under COBRA minus the aggregate premium amounts Mr. Deaton would be required to pay for such coverage under the employment agreement.

Change in Control Agreements
          The Change in Control Agreements we have entered into with each of the NEOs provide for payment of certain benefits to them as a result of their terminations of employment following, or in connection with, a Change in Control.
          We did enter into a Change in Control Agreement with Mr. G. Steve Finley, but he retired before becoming entitled to any payments or benefits under his Change in Control Agreement.
          Payments in the Event of a Change in Control
          The Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control. If a Change in Control were to have occurred on December 31, 2006, whether or not the NEO incurred a termination of employment in connection with the Change in Control, all of the NEO’s then outstanding options to acquire our stock would have become immediately exercisable, and all of his then outstanding restricted stock awards and equity based compensatory performance awards would have become fully vested and nonforfeitable.
          We (or our successor) must pay the NEO an amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the NEO whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
          We (or our successor) must reimburse the NEO for any legal fees and expenses incurred by him in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement.
Chad C. Deaton
          Mr. Deaton’s options to purchase an aggregate of 236,774 of our shares, with a value of $74.66 per share, would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Deaton’s stock options, he would have to pay an aggregate of $14,162,086 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $3,515,461 ($74.66 per share value on December 31, 2006, multiplied by 236,774 of our shares subject to the options minus $14,162,086, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 119,295 shares of our stock granted to Mr. Deaton would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Deaton’s restricted stock awards would have been $8,906,565 ($74.66 per share value on December 31, 2006, multiplied by 119,295 of our shares subject to Mr. Deaton’s unvested restricted stock awards).
          If a Change in Control had occurred on December 31, 2006 prior to Mr. Deaton’s termination of employment with us, we would have paid Mr. Deaton, in cash, the aggregate sum of $3,738,980 in complete settlement of his performance awards granted by us under the 2002 D&O Plan on January 1, 2004 and January 1, 2005.
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Deaton had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Deaton would be $2,368,550.2
Peter Ragauss

[2]	The estimated value of all parachute payment tax gross-up payments was calculated by utilizing the highest marginal tax rates.

          Mr. Ragauss’ options to purchase an aggregate of 62,759 of our shares, with a value of $74.66 per share, would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Ragauss’ stock options, he would have to pay an aggregate of $4,837,410 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $0 ($74.66 per share value on December 31, 2006, multiplied by 62,759 of our shares subject to the options minus $4,837,410, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 33,659 shares of our stock granted to Mr. Ragauss would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Raugauss’ restricted stock awards would have been $2,512,981 ($74.66 per share value on December 31, 2006, multiplied by 33,659 of our shares subject to Mr. Raugauss’ unvested restricted stock awards).
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Ragauss had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Ragauss would be $0.
James R. Clark
          Mr. Clark’s options to purchase an aggregate of 120,834 of our shares, with a value of $74.66 per share, would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Clark’s stock options, he would have to pay an aggregate of $6,700,285 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $2,321,181 ($74.66 per share value on December 31, 2006, multiplied by 120,834 of our shares subject to the options minus $6,700,285, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 64,567 shares of our stock granted to Mr. Clark would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Clark’s restricted stock awards would have been $4,820,572 ($74.66 per share value on December 31, 2006, multiplied by 64,567 of our shares subject to Mr. Clark’s unvested restricted stock awards).
          If a Change in Control had occurred on December 31, 2006 prior to Mr. Clark’s termination of employment with us, we would have paid Mr. Clark, in cash, the aggregate sum of $2,137,460 in complete settlement of his performance awards granted by us under the 2002 D&O Plan on January 1, 2004 and January 1, 2005.
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Clark had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Clark would be $1,177,103.
Alan R. Crain, Jr.
          Mr. Crain’s options to purchase an aggregate of 64,334 of our shares, with a value of $74.66 per share, would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Crain’s stock options, he would have to pay an aggregate of $3,652,786 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $1,150,390 ($74.66 per share value on December 31, 2006, multiplied by 64,334 of our shares subject to the options minus $3,652,786, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 22,217 shares of our stock granted to Mr. Crain would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $1,658,721 ($74.66 per share value on December 31, 2006, multiplied by 22,217 of our shares subject to Mr. Crain’s unvested restricted stock awards).

          If a Change in Control had occurred on December 31, 2006 prior to Mr. Crain’s termination of employment with us, we would have paid Mr. Crain, in cash, the aggregate sum of $726,688 in complete settlement of his performance awards granted by us under the 2002 D&O Plan on January 1, 2004 and January 1, 2005.
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Crain had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Crain would be $0.
David H. Barr
          Mr. Barr’s options to purchase an aggregate of 43,508 of our shares, with a value of $74.66 per share would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Barr’s stock options, he would have to pay an aggregate of $2,485,298 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $763,009 ($74.66 per share value on December 31, 2006, multiplied by 43,508 of our shares subject to the options minus $2,485,298, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 33,523 shares of our stock granted to Mr. Barr would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Barr’s restricted stock awards would have been $2,502,827 ($74.66 per share value on December 31, 2006, multiplied by 33,523 of our shares subject to Mr. Barr’s unvested restricted stock awards).
          If a Change in Control had occurred on December 31, 2006 prior to Mr. Barr’s termination of employment with us, we would have paid Mr. Barr, in cash, the aggregate sum of $477,326 in complete settlement of his performance awards granted by us under the 2002 D&O Plan on January 1, 2004 and January 1, 2005.
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Barr had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Barr would be $0.
Douglas J. Wall
          Mr. Wall’s options to purchase an aggregate of 40,508 of our shares, with a value of $74.66 per share, would have become fully exercisable on December 31, 2006, if a Change of Control were to have occurred on that date. Under the terms of Mr. Wall’s stock options, he would have to pay an aggregate of $2,367,608 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $656,719 ($74.66 per share value on December 31, 2006, multiplied by 40,508 of our shares subject to the options minus $2,367,608, the aggregate exercise price for the options).
          The substantial risk of forfeiture restrictions applicable to 33,523 shares of our stock granted to Mr. Wall would have lapsed on December 31, 2006, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Wall’s restricted stock awards would have been $2,502,827 ($74.66 per share value on December 31, 2006, multiplied by 33,523 of our shares subject to Mr. Wall’s unvested restricted stock awards).
          If a Change in Control had occurred on December 31, 2006 prior to Mr. Wall’s termination of employment with us, we would have paid Mr. Wall, in cash, the aggregate sum of $477,326 in complete settlement of his performance awards granted by us under the 2002 D&O Plan on January 1, 2004 and January 1, 2005.
          We estimate that if a Change in Control were to have occurred on December 31, 2006, but Mr. Wall had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Wall would be $0.

Payments in the Event of a Change in Control and Termination of Employment by the Executive for Good Reason or by the Company or its Successor Without Cause
          Pursuant to the Change in Control Agreements, the Company or its successor pays severance benefits to a NEO if the NEO’s employment is terminated following, or in connection with, a Change in Control and during the term unless: (i) the NEO resigns without good reason; (ii) the Company terminates the employment of the NEO for cause; or (iii) the employment of the NEO is terminated by reason of death or disability.
          Under the Change in Control Agreements “good reason” includes: (i) the assignment to the NEO of any duties or responsibilities which are substantially diminished from those in effect immediately prior to the Change in Control; (ii) a reduction in the NEO’s base salary; (iii) the relocation of the NEO’s principal place of employment to a location more than 50 miles from the NEO’s principal place of employment immediately prior to the Change in Control or our requiring the NEO to be based anywhere other than such principal place of employment; (iv) our failure to pay the NEO any portion of his current compensation or to pay him any portion of an installment of deferred compensation within seven days of the date the payment is due; (v) our failure to continue in effect any compensation plan in which the NEO participated immediately prior to the Change in Control which is material to his total compensation; or (vi) our failure to continue to provide the NEO with benefits substantially similar to those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, or disability plans in which he was participating immediately prior to the Change in Control, or our taking any action that would materially reduce any of such benefits or deprive the NEO of any material fringe benefit or perquisite enjoyed by the NEO, or our failure to provide the NEO with the number of paid vacation days to which he is entitled.
          Under the Change in Control Agreements “cause” includes: (i) the willful and continued failure by the NEO to substantially perform his duties; or (ii) the willful engaging by the NEO in conduct which is materially injurious to us or our affiliates.
          Under the Change in Control Agreements “disability” means the NEO’s incapacity due to physical or mental illness that has caused the NEO to be absent from full-time performance of his duties with us for a period of six consecutive months.
          If the NEO meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, he will receive the following benefits in addition to any benefits he is due under the Company’s employee benefit plans and equity and incentive compensation plans and the value of accelerated vesting of equity based compensation and other benefits described above under the heading “Payments in the Event of a Change in Control”:
a.	a lump sum payment equal to three times the NEO’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control, or (iii) the NEO’s termination of employment, whichever is greatest (his “highest base salary”);

b.	a lump sum payment equal to the NEO’s expected value target percentage for his incentive bonus under the Company’s Annual Incentive Plan for the year in which he terminates employment multiplied by his highest base salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the NEO under the Company’s Annual Incentive Plan, as amended, in connection with the Change in Control if the NEO’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

c.	a lump sum payment equal to NEO’s expected value target percentage under his bonus for the year in which he terminates employment multiplied by his highest base salary and multiplied by three;

d.	continuation of accident and health insurance benefits for an additional three years[3];

[3]	The value of this benefit is calculated (i) for the first 18 months of continuation coverage as the aggregate premium amounts the NEO would be required to pay for such coverage under the Company’s premium rate structure

e.	a lump sum payment equal to the sum of (i) the cost of the NEO’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the NEO’s perquisites in effect prior to his termination of employment for an additional three years;

f.	a lump sum payment equal to the undiscounted value of the benefits the NEO would have received had he continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:
(1)	the NEO’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and

(2)	the NEO’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;
g.	eligibility for our retiree medical program if the NEO would have become entitled to participate in that program had he remained employed for an additional three years[4];

h.	a lump sum payment equivalent to 36 multiplied by the monthly basic life insurance premium applicable to the NEO’s basic life insurance coverage on the date of termination;

i.	outplacement services for a period of three years or, if earlier, until the NEO’s acceptance of an offer of employment or in lieu of outplacement services, the NEO may elect to receive a cash payment of $30,000; and

j.	an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
We (or our successor) must also reimburse the NEO for any legal fees and expenses incurred by him (i) in disputing in good faith any issue relating to his termination of employment, (ii) in seeking in good faith to enforce the Change in Control Agreement or (iii) in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement.

If the NEO’s employment were to have been terminated by him for Good Reason or by us (or our successor) without Cause in connection with a Change of Control on December 31, 2006, and a Change of Control were to have occurred on that date, we estimate that the value of the payments and benefits described in clauses (a) through (j) above he would have been eligible to receive is as follows:

Payment or Benefit	Chad C. Deaton	Peter A. Ragauss	James R. Clark	Alan R. Crain, Jr.	David H. Barr	Douglas J. Wall
Clause (a)	$3,057,000	$1,575,000	$1,935,000	$1,275,000	$1,181,250	$1,181,250
Clause (b)	$1,025,000	$341,250	$516,000	$255,000	$236,250	$236,250

in effect on December 31, 2006 for continuation coverage under COBRA minus the aggregate premium amounts he would be required to pay for such coverage under the Change in Control Agreement and (ii) for the remaining 18 months of continuation coverage as the value of such medical benefit coverage utilizing the assumptions applied under Financial Accounting Standards No. 106, Employee’s Accounting for Postretirement Benefits Other Than Pensions (FAS 106).

[4]	The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under Financial Accounting Standards No. 106, Employee’s Accounting for Postretirement Benefits Other Than Pensions (FAS 106).

Payment or Benefit	Chad C. Deaton	Peter A. Ragauss	James R. Clark	Alan R. Crain, Jr.	David H. Barr	Douglas J. Wall
Clause (c)	$3,075,000	$1,023,750	$1,548,000	$765,000	$708,750	$708,750
Clause (d)	$41,401	$51,494	$40,517	$51,494	$40,517	$40,517
Clause (e)	$75,000	$60,000	$60,000	$60,000	$60,000	$60,000
Clause (f)	$820,393	$329,983	$464,648	$275,400	$256,134	$251,773
Clause (g)	$0	$0	$0	$0	$67,099	$9,887
Clause (h)	$11,722	$6,653	$8,173	$5,386	$4,752	$4,752
Clause (i)	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000
Clause (j)	$5,883,663	$1,969,729	$3,183,246	$1,178,507	$1,333,067	$1,124,357
Accelerated exercisability of stock[5] options	$3,515,461	$0	$2,321,181	$1,150,390	$763,009	$656,719
Accelerated vesting of restricted stock awards[5]	$8,906,565	$2,512,981	$4,820,577	$1,658,721	$2,502,827	$2,502,827
Payment in settlement of performance awards under the 2002 D&O Plan[5]	$3,738,980	$0	$2,137,460	$726,688	$477,326	$477,326
TOTAL	$30,180,185	$7,900,840	$17,064,802	$7,431,586	$7,660,981	$7,284,408
Baker Hughes Incorporated Executive Severance Plan
          On November 1, 2002, we adopted an executive severance program, the Baker Hughes Incorporated Executive Severance Plan (the “Executive Severance Plan”) for our executives who are classified by us as United States executive salary grade system employees, including the NEOs. The Executive Severance Plan provides for payment of certain benefits to each of these executives as a result of an involuntary termination of employment provided that (i) the executive signs a release agreement substantially similar to the form of release agreement set forth in the Executive Severance Plans, (ii) during the two-year period commencing on the executive’s date of termination of employment he complies with the noncompetition and nonsolicitation agreements contained in the Executive Severance Plan, and (iii) the executive does not disclose our confidential information. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the NEO by us under any other plan, program or individual contractual arrangement. Mr. Finley was covered under the Executive Severance Plan but he resigned and was not entitled to any benefits under the Executive Severance Plan.
Payments in the Event of a Termination of Employment by the Executive for Good Reason or by the Company or its Successor Without Cause
          We (or our successor) will pay severance benefits to a NEO if he incurs an Involuntary Termination. “Involuntary Termination” means the complete severance of a NEO’s employment relationship with us: (i) because his position is eliminated; (ii) because he and we agree to his resignation of his position at our request; (iii) which occurs in conjunction with, and during the period that begins 90 days before and ends 180 days after, an acquisition, merger, spin-off, reorganization (either business or personnel), facility closing or a discontinuance of the operations of the divisions in which he is employed; or (iv) for any other reason which is deemed an Involuntary Termination by us.

[5]	This benefit is discussed in detail above under the heading “Payments in the Event of a Change in Control Absent a Termination of Employment”.

          An Involuntary Termination does not include: (i) a termination for cause; (ii) a transfer of employment among us and our affiliates; (iii) a temporary absence, such as a Family and Medical Leave Act leave or a temporary layoff in which the NEO retains entitlement to re-employment; (iv) the NEO’s death, disability or Retirement (as defined in the Executive Severance Plan); or (v) a voluntary termination by the employee.
          If the NEO meets the criteria for payment of severance benefits due to an Involuntary Termination, we will pay him the following benefits in addition to any benefits he is due under our employee benefit plans and equity and incentive compensation plans:
a.	a lump sum payment equal to one and one-half times the NEO’s annual base salary in effect immediately prior to his termination of employment;

b.	the cost of the first three months COBRA continuation of accident and health insurance benefits shall be borne by us (or our successor); and

c.	outplacement services for a period of 12 months, but not in excess of $10,000.
          If Mr. Deaton were to have incurred an Involuntary Termination by him on December 31, 2006, he would have been eligible to receive no benefits under the Severance Plan since the amount of the severance benefits payable under his employment agreement exceeds the amount of the severance benefits payable under the Severance Plan.
          If Messrs. Ragauss, Clark, Crain, Barr and Wall were to have incurred Involuntary Terminations on December 31, 2006, we estimate that the value of the payments and benefits described in clauses (a) through (c) above are as follows:

Payment or Benefit	Peter A. Ragauss	James R. Clark	Alan R. Crain, Jr.	David H. Barr	Douglas J. Wall
Clause (a)	$787,500	$967,500	$637,500	$590,625	$590,625
Clause (b)	$2,870	$2,130	$2,870	$2,130	$2,130
Clause (c)	$10,000	$10,000	$10,000	$10,000	$10,000
TOTAL	$800,370	$979,630	$650,370	$602,755	$602,755
Equity Compensation Awards
          We have granted restricted stock awards, stock options, performance awards and performance stock units under the 2002 D&O Plan to Messrs. Deaton, Ragauss, Clark, Crain, Barr and Wall as well as other Executives.
Restricted Stock Awards
          Full Vesting of Restricted Stock Awards Upon a Change in Control
          If a change in control as defined in the Change in Control Agreements or as defined in the 2002 D&O Plan (a “2002 D&O Plan Change in Control”) were to have occurred on December 31, 2006, prior to the NEO’s termination of employment with us, all of the NEO’s then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable. For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
          A 2002 D&O Plan Change in Control is deemed to occur if:
•	the individuals who are incumbent directors (within the meaning of the 2002 D&O Plan) cease for any reason to constitute a majority of the members of our Board of Directors;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 55 percent of the combined voting power of the voting securities of us, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving the merger or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members);

•	any person becomes a beneficial owner, directly or indirectly, of our securities representing 30 percent or more of the combined voting power of our then outstanding voting securities (not including any securities acquired directly from us or our affiliates);

•	a sale or disposition of all or substantially all of our assets is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 55 percent or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale; or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.
Full Vesting of Restricted Stock Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
          If on December 31, 2006, (i) we terminated the employment of a NEO without cause prior to a 2002 D&O Plan Change in Control, or (ii) the NEO terminated his employment with us for good reason and, in the case of (i) or (ii), the event or circumstance occurred at the request or direction of the person who entered into an agreement with us, the consummation of which would constitute a 2002 D&O Plan Change in Control or is otherwise in connection with or in anticipation of a 2002 D&O Plan Change in Control, then all of the NEO’s then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable.
          For this purpose the term “good reason” as defined in the 2002 D&O Plan includes: (i) the assignment to the NEO of any duties inconsistent with the status of the NEO’s position with us or a substantial adverse alteration in the nature or status of the NEO’s responsibilities from those in effect immediately prior to the 2002 D&O Plan Change in Control; (ii) a reduction in the NEO’s base salary; (iii) the relocation of the NEO’s principal place of employment to a location more than 50 miles from the NEO’s principal place of employment immediately prior to the 2002 D&O Plan Change in Control or our requiring the NEO to be based anywhere other than such principal place of employment; (iv) our failure to pay the NEO any portion of his current compensation or to pay him any portion of an installment of deferred compensation within seven days of the date the payment is due; (v) our failure to continue in effect any compensation plan in which the NEO participated immediately prior to the 2002 D&O Plan Change in Control which is material to his total compensation; or (vi) our failure to continue to provide the NEO with benefits substantially similar to those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, or disability plans in which he was participating immediately prior to the 2002 D&O Plan Change in Control, or our taking any action that would materially reduce any of such benefits or deprive the NEO of any material fringe benefit or perquisite enjoyed by the NEO, or our failure to provide the NEO with the number of paid vacation days to which he is entitled.

          For this purpose, the term “cause” as defined in the 2002 D&O Plan includes: (i) the willful and continued failure by the NEO to substantially perform his duties; or (ii) the willful engaging by the NEO in conduct which is materially injurious to us or our affiliates.
          For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Pro Rata Vesting of Restricted Stock Awards Upon Termination of Employment in Connection with the Sale of a Business Unit
          If (i) on December 31, 2006 we or one of our affiliates sold a business unit,(ii) on December 31, 2006 the NEO’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control, a pro-rata portion of the NEO’s then outstanding restricted stock awards granted by us would have become vested and nonforfeitable. The forfeiture restrictions would have lapsed as to that number of shares of restricted stock that were subject to forfeiture restrictions on December 31, 2006, multiplied by the number of days during the period commencing on the date of grant of the award and ending on December 31, 2006, divided by the number of days the NEO would be required to work to achieve full vesting under the normal vesting provisions of the award.
Chad C. Deaton
          The substantial risk of forfeiture restrictions applicable to 84,373 shares of our stock granted to Mr. Deaton would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006, Mr. Deaton’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Deaton’s restricted stock awards would have been $6,299,288 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Deaton’s unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Deaton’s restricted stock award for 80,000 shares granted on October 25, 2004 is 54.66% (798 days performed during the service period divided by 1460 days.) The applicable reduction factor for Mr. Deaton’s restricted stock award for 50,850 shares granted on January 26, 2005 is 64.38% (705 days performed during the service period divided by 1095 days). The applicable reduction factor for Mr. Deaton’s restricted stock award for 25,395 shares granted on January 25, 2006 is 31.14% (341 days performed during the service period divided by 1095 days).
Peter Ragauss
          The substantial risk of forfeiture restrictions applicable to 4315 shares of our stock granted to Mr. Ragauss would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006, Mr. Ragauss’ employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Ragauss’ restricted stock awards would have been $322,158 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Ragauss’ unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Ragauss’ restricted stock award for 8,315 shares granted on April 24, 2006 is 12.82% (250 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Ragauss’ restricted stock award for 25,344 shares granted on April 24, 2006 is 12.82% (250 days performed during the service period divided by 1095 days).
James R. Clark
          The substantial risk of forfeiture restrictions applicable to 45,602 shares of our stock granted to Mr. Clark would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006, Mr. Clark’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Clark’s restricted stock awards would have been $3,404,645 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Clark’s unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Clark’s restricted stock award for 40,000 shares granted on October 27, 2004 is 72.69% (796 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Clark’s restricted stock award for 20,350 shares granted on January 26, 2005 is 64.38% (705 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Clark’s restricted stock award for 11,000 shares granted on January 25, 2006 is 31.14% (341 days performed during the service period divided by 1095 days).
Alan R. Crain, Jr.
          The substantial risk of forfeiture restrictions applicable to 14,569 shares of our stock granted to Mr. Crain would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006, Mr. Crain’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $1,087,722 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Crain’s unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Crain’s restricted stock award for 10,000 shares granted on April 28, 2004 is 66.98% (978 days performed during the service period divided by 1460 days). The applicable reduction factor with respect to Mr. Crain’s restricted stock award for 9,325 shares granted on January 26, 2005 is 64.38% (705 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Crain’s restricted stock award for 6,000 shares granted on January 25, 2006 is 31.14% (341 days performed during the service period divided by 1095 days).
David H. Barr
          The substantial risk of forfeiture restrictions applicable to 21,336 shares of our stock granted to Mr. Barr would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006, Mr. Barr’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Barr’s restricted stock awards would have been $1,592,946 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Barr’s unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Barr’s restricted stock award for 10,000 shares granted on March 2, 2004 is 70.89% (1035 days performed during the service period divided by 1460 days). The applicable reduction factor with respect to Mr. Barr’s restricted stock award for 4,750 shares granted on January 26, 2005 is 64.38% (705 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Barr’s restricted stock award for 16,000 shares granted on February 28, 2005 is 61.46% (673 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Barr’s restricted stock award for 4,356 shares granted on January 25, 2006 is 31.14% (341 days performed during the service period divided by 1095 days).
Douglas J. Wall
          The substantial risk of forfeiture restrictions applicable to 21,336 shares of our stock granted to Mr. Wall would have lapsed on December 31, 2006, if (i) on December 31, 2006 we or one of our affiliates sold a business unit, (ii) on December 31, 2006 Mr. Wall’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Wall’s restricted stock awards would have been $1,592,946 ($74.66 per share value on December 31, 2006, multiplied by the number of our shares subject to each of Mr. Wall’s unvested restricted stock awards, multiplied by the applicable reduction factor for the award). The applicable reduction factor with respect to Mr. Wall’s restricted stock award for 10,000 shares granted on March 2, 2004 is 70.89% (1035 days performed during the service period divided by 1460 days). The applicable reduction factor with respect to Mr. Wall’s restricted stock award for 4,750 shares granted on January 26, 2005 is 64.38% (705 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Wall’s restricted stock award for 16,000 shares granted on February 28, 2005 is 61.46% (673 days performed during the service period divided by 1095 days). The applicable reduction factor with respect to Mr. Wall’s restricted stock award for 4,356 shares granted on January 25, 2006 is 31.14% (341 days performed during the service period divided by 1095 days).

Full Vesting of Restricted Stock Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death
          If the NEO had terminated employment with us on December 31, 2006 due to death or due to disability, all of his then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable. For this purpose a NEO is treated as having incurred a disability if he qualifies for long-term disability benefits under our long-term disability program. For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Restricted Stock Award Upon Our Termination of NEO’s Employment Without Cause
          The substantial risk of forfeiture restrictions applicable to 10,000 shares of our stock subject to a restricted stock award granted to Mr. Crain on April 28, 2004 would have lapsed on December 31, 2006, had we terminated the employment of Mr. Crain on December 31, 2006 without cause (as defined in the 2002 D&O Plan). The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $746,600 ($74.66 per share value on December 31, 2006, multiplied by 10,000 of our shares).
Stock Options
Full Vesting of Stock Options Upon A Change in Control
          If a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan) were to have occurred on December 31, 2006, all of the then outstanding stock options granted by us to the NEOs would have become fully vested and exercisable. For each NEO, the number of our shares for which the options would have become fully exercisable is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Stock Options Upon Termination of Employment in Connection With a Change in Control or Upon Sale of a Business Unit
          If a 2002 D&O Plan Change in Control had occurred on December 31, 2006, and the NEO had terminated employment with us for good reason (as defined in the 2002 D&O Plan) on December 31, 2006 or we had terminated the NEO’s employment with us on December 31, 2006 for reasons other than cause (as defined in the 2002 D&O Plan) in connection with a change in control all of the then outstanding stock options granted by us to the NEO would have become fully exercisable. If on December 31, 2006, we or one of our affiliates sold a business unit that employed the NEO, all of the NEO’s then outstanding stock options would have become fully exercisable. For each NEO, the number of shares for which the options would have become fully exercisable is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Stock Options Upon Retirement of NEO
          If the NEO had terminated employment on December 31, 2006, and the sum of his age and years of service with us equaled at least 65, all of the NEO’s then outstanding stock options granted by us would have become fully vested and exercisable.
          Messrs. Deaton, Ragauss, Clark, Crain and Wall are not yet eligible to retire for purposes of their outstanding stock options.

          If Mr. Barr had terminated employment with us on December 31, 2006 due to retirement his options to purchase an aggregate of 43,508 of our shares, with a value of $74.66 per share would have become fully exercisable on December 31, 2006. Under the terms of Mr. Barr’s stock options, he would have to pay an aggregate of $2,485,298 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $763,009 ($74.66 per share value on December 31, 2006, multiplied by 43,508 of our shares subject to the options minus $2,485,298, the aggregate exercise price for the options).
          Upon Mr. Finley’s retirement on April 30, 2006, his options to purchase an aggregate of 95,168 of our shares, with a value of $80.83 per share became fully exercisable on April 30, 2006. Under the terms of Mr. Finley’s stock options, he would have to pay an aggregate of $4,091,657 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $3,600,772 ($80.83 per share value on April 30, 2006, multiplied by 95,168 of our shares subject to the options minus $4,091,657, the aggregate exercise price for the options).
Full Vesting of Stock Options Upon Termination of Employment Due to Death or Disability of the NEO
          If the NEO had terminated employment on December 31, 2006, due to the disability of the NEO (as determined by the 2002 D&O Plan committee) or due to the death of the NEO, all of the NEO’s then outstanding stock options granted by us would have become fully vested and exercisable. For each NEO, the number of our shares for which stock options would have become fully exercisable and the value of the accelerated vesting of the options if on December 31, 2006 the NEO terminated employment with us due to his death or disability is specified above under the heading “Full Vesting of Stock Options Upon a Change in Control”.
Performance Awards
Payment of Performance Awards Upon a Change in Control
          If a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan) were to have occurred on December 31, 2006, prior to the NEO’s termination of employment with us, we would have paid the NEO, in cash, an amount equal to 200% of the target shares specified in the NEO’s performance award multiplied by the closing price of a share of our stock on the date of grant of the performance award. The amounts we would have paid are $3,738,980, $2,137,460, $726,688, $477,326, and $477,326 for Messrs. Deaton, Clark, Crain, Barr and Wall, respectively.
Payment of Performance Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
          If on December 31, 2006, (i) we terminated the employment of a NEO without cause (within the meaning of the 2002 D&O Plan or the Change in Control Agreements) prior to a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan), or (ii) the NEO terminated his employment with us for good reason (within the meaning of the 2002 D&O Plan or the Change in Control Agreements) and, in the case of (i) or (ii), the circumstance or event occurred at the request or direction of the person who entered into an agreement with us the consummation of which would constitute such a change in control or is otherwise in connection with or in anticipation of such a change in control, we would have paid the NEO, in cash, an amount equal to 200% of the target shares specified in the NEO’s performance award multiplied by the closing price of a share of our stock on the date of grant of the performance award.
          If a potential change in control (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) had occurred on December 31, 2006 and the NEO’s employment was terminated by him on December 31, 2006 for good reason (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) or the NEO’s employment was terminated by us without cause (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) on December 31, 2006, we would have paid the NEO the amount specified above under the heading “Payment of Performance Awards Upon a Change in Control”.

Pro Rata Payment of Performance Awards Upon Termination of Employment in Connection with the Sale of a Business Unit
          If on December 31, 2006 we or one of our affiliates sold a business unit of us or one of our affiliates and on December 31, 2006 the NEO’s employment with us terminated in connection with the sale (other than for cause as defined in the 2002 D&O Plan), and the sale did not constitute a 2002 D&O Plan Change in Control, at the end of the performance period ending on December 31, 2007, we would owe the NEO a pro rata portion of the shares payable under his performance award granted under the 2002 D&O Plan on January 1, 2005. The number of shares payable under the performance award would be based upon the actual performance objectives achieved during the performance period. The shares payable under the performance award would be the number of shares that we would have paid under the award had the NEO remained employed by us through December 31, 2007, multiplied by the number of days commencing on the first day of the performance period, January 1, 2005, through December 31, 2006, 730, divided by 1095, 66.66%.
Chad C. Deaton
          If the target level of performance were achieved during the performance period, we would owe Mr. Deaton 20,665 shares (31,000 shares subject to the award, based upon a target level of performance, multiplied by 66.66%), with a value as of December 31, 2006 of $1,542,849 (20,665 shares multiplied by $74.66 per share value on December 31, 2006). If the highest level of performance were achieved during the performance period, we would owe Mr. Deaton 41,330 shares with a value as of December 31, 2006 of $3,085,698.
James A. Clark
          If the target level of performance were achieved during the performance period, we would owe Mr. Clark 9,666 shares (14,500 shares subject to the award, based upon a target level of performance, multiplied by 66.66%), with a value as of December 31, 2006 of $721,664 (9,666 shares multiplied by $74.66 per share value on December 31, 2006). If the highest level of performance were achieved during the performance period, we would owe Mr. Clark 19,332 shares with a value as of December 31, 2006 of $1,443,327.
Alan R. Crain, Jr.
          If the target level of performance were achieved during the performance period, we would owe Mr. Crain 3,333 shares (5,000 shares subject to the award, based upon a target level of performance, multiplied by 66.66%), with a value as of December 31, 2006 of $248,842 (3,333 shares multiplied by $74.66 per share value on December 31, 2006). If the highest level of performance were achieved during the performance period, we would owe Mr. Crain 6,666 shares with a value as of December 31, 2006 of $497,684.
David H. Barr
          If the target level of performance were achieved during the performance period, we would owe Mr. Barr 2,166 shares (3,250 shares subject to the award, based upon a target level of performance, multiplied by 66.66%), with a value as of December 31, 2006 of $161,714 (2,166 shares multiplied by $74.66 per share value on December 31, 2006). If the highest level of performance were achieved during the performance period, we would owe Mr. Barr 4,332 shares with a value as of December 31, 2006 of $323,427.
Douglas J. Wall
          If the target level of performance were achieved during the performance period, we would owe Mr. Wall 2,166 shares (3,250 shares subject to the award, based upon a target level of performance, multiplied by 66.66%), with a value as of December 31, 2006 of $161,714 (2,166 shares multiplied by $74.66 per share value on December 31, 2006). If the highest level of performance were achieved during the performance period, we would owe Mr. Wall 4,332 shares with a value as of December 31, 2006 of $323,427.
Pro Rata Payment of Performance Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death

          If the NEO had terminated employment with us on December 31, 2006 due to disability or death, at the end of the applicable performance period we would have owed the NEO a pro rata portion of the amount payable under the performance award. The specific amount payable under the performance award would be based upon the actual performance objectives achieved during the performance period. The amount payable under the performance award would be the amount of our shares that we would have paid under the award had the NEO remained employed by us through the end of the performance period multiplied by a fraction, the numerator of which is the number of days commencing on the date of grant of the performance award through December 31, 2006, 365, and the denominator of which is 1095. For this purpose a NEO is treated as having incurred a disability if he qualifies for long-term disability benefits under our long-term disability program.
          If on December 31, 2006, the NEO terminated employment with us due to his death or disability, we would have paid the NEO the amount specified above under the heading “Pro Rata Payment of Performance Awards Upon Termination of Employment in Connection With the Sale of a Business Unit”.
Performance Unit Awards
Pro Rata Payment of Performance Unit Awards Upon a Change in Control
          If a 2002 Change in Control were to have occurred on December 31, 2006, prior to the NEO’s termination of employment with us, we or our successor would have paid the NEO, in cash, an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2006, 365, divided by 1095. The amounts we or our successor would have paid are $801,587, $262,474, $333,333, $183,300, $137,486 and $137,486 for Messrs. Deaton, Ragauss, Clark, Crain, Barr and Wall, respectively.
Pro Rata Payment of Performance Unit Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
          If on December 31, 2006, (i) we terminated the employment of a NEO without cause (within the meaning of the 2002 D&O Plan) prior to a 2002 D&O Plan Change in Control, or (ii) the NEO terminated his employment with us for good reason (within the meaning of the 2002 D&O Plan) and, in the case of (i) or (ii), the circumstance or event occurred at the request or direction of the person who entered into an agreement with us the consummation of which would constitute such a change in control or is otherwise in connection with or in anticipation of such a change in control, we would have paid the NEO, in cash, an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2006, divided by 1095.
          The amounts we would have paid the NEOs are specified above under the heading “Pro Rata Payment of Performance Unit Awards Upon a Change in Control”.
Pro Rata Payment of Performance Unit Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death
          If the NEO had terminated employment with us on December 31, 2006 due to disability or death we would have paid him in a single sum in cash an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2006, divided by 1095.
          The NEO is treated as having incurred a disability for this purpose if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under our accident and health plan.

          If the NEO had terminated employment with us on December 31, 2006 due to disability or death we would have paid him in a single sum in cash the amount specified above under the heading “Pro Rata Payment of Performance Unit Awards Upon a Change in Control”.
Pro Rata Payment of Performance Unit Awards Upon the NEO’s Termination of Employment Due to His Retirement
          If the NEO had terminated employment with us on December 31, 2006 due to his retirement, we would have paid in a single sum in cash an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2006, divided by 1095.
          The NEO is treated as having retired for this purpose if he terminates employment with us after the sum of his age and years of service with us is at least 65.
          Messrs. Deaton, Ragauss, Clark, Crain and Wall are not yet eligible to retire for purposes of their outstanding performance unit awards.
          If Mr. Barr had terminated employment with us on December 31, 2006 due to retirement, we would have paid Mr. Barr, in cash, the sum of $137,486 in complete settlement of his performance unit award granted under the 2002 D&O Plan on January 25, 2006.
Baker Hughes Incorporated Supplemental Retirement Plan
          Under the SRP the NEOs may elect to defer portions of their compensation. We also provide additional credits under the SRP to supplement the benefits provided under our qualified retirement plans. We will pay the benefits due the NEOs under the SRP in accordance with the NEOs’ payment selections.
Accelerated Vesting Upon Termination of NEO’s Termination of Employment Due to His Retirement
          If the NEO had terminated employment with us on December 31, 2006 due to his retirement, he would have had a fully nonforfeitable interest in his company base thrift deferral account, company pension deferral account and company discretionary deferral account under the SRP. For this purpose, “retirement” means termination of employment with us on or after (i) attaining the age of 65 or (ii) attaining the age of 55 and completing ten years of service with us.
          Messrs. Deaton, Ragauss, Clark, Crain and Wall are not yet eligible to retire for purposes of the SRP. However, due to their years of service with us Messrs. Clark, Crain and Wall have fully vested interests in all of their accounts under the SRP.
          Mr. Barr is eligible to retire for purposes of the SRP. Due to his years of service, Mr. Barr has a fully vested interest in all of his accounts under the SRP. We estimate that the value of Mr. Barr’s SRP accounts as of December 31, 2006 was $1,535,769.
          Mr. Finley retired from our employ effective April 30, 2006. Mr. Finley had a fully vested interest in his SRP accounts. We estimate that the value of Mr. Finley’s SRP accounts as of April 30, 2006 was $890,810.
Accelerated Vesting Upon Termination of NEO’s Termination of Employment Due to His Death or Disability
          If the NEO had terminated employment with us on December 31, 2006 due to his death or his disability, he would have had a fully nonforfeitable interest in his company base thrift deferral account, company pension deferral account and company discretionary deferral account under the SRP without regard to his tenure with us. For this purpose, a NEO has a disability if he is eligible for benefits under our long-term disability plan.

          We estimate that the value of the accelerated vesting of Mr. Deaton’s interest in his SRP benefit if he had died or terminated employment with us due to disability on December 31, 2006 would have been $342,236, and that the full value of his SRP benefits he would have been paid would have been $1,150,685.
          We estimate that the value of the accelerated vesting of Mr. Ragauss’ interest in his SRP benefit if he had died or terminated employment with us due to disability on December 31, 2006 would have been $8,405, and that the full value of his SRP benefits he would have been paid would have been $50,576.
Payments Under the SRP Due to Termination of Employment of NEO for Reason Other Than Retirement or Death
          If the NEO had terminated employment with us on December 31, 2006 due to his resignation (rather than due to his retirement or disability) he would have been entitled to receive his then vested interest in his accounts under the SRP. The estimated values of the NEOs’ vested interests in their SRP accounts as of December 31, 2006 are $808,449, $42,171, $1,771,352, $662,974, $1,535,769, and $660,083 for Messrs. Deaton, Ragauss, Clark, Crain, Barr, and Wall, respectively.
Retirement Agreement With G. Stephen Finley
          We entered into a retirement agreement with Mr. G. Stephen Finley dated as of March 23, 2006. Mr. Finley retired from our employ effective April 30, 2006. Under Mr. Finley’s retirement agreement, in consideration of Mr. Finley’s signing a release of claims against us and his continued employment with us through March 31, 2006, the substantial risk of forfeiture restrictions applicable to 29,600 of our shares subject to restricted stock awards granted by us under the 2002 D&O Plan on October 23, 2002 and January 26, 2005 lapsed. The forfeiture restrictions applicable to 20,000 of these shares were subject to the restricted stock award granted on October 23, 2002 and would otherwise have lapsed on June 30, 2006. The aggregate value of the accelerated vesting of Mr. Finley’s restricted stock awards was $2,024,640 ($68.40 per share value on March 31, 2006, multiplied by 29,600 shares).

DIRECTOR COMPENSATION
          The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2006. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Corporate Governance — Board of Directors” contained elsewhere in this proxy statement.

					Non-Equity
	Fees Earned or Paid		Stock Awards	Option Awards	Incentive Plan	All Other Compensation
Name	in Cash ($)		($)[1,2]	($)[1,2]	Compensation ($)	($)		Total ($)
Larry D. Brady	$72,723	[3]	$30,549	$16,738	-0-	$15,692	[4]	$135,702
Clarence P. Cazalot, Jr.	$85,000		$30,549	$16,738	-0-	$0		$132,287
Edward P. Djerejian	$70,000		$30,549	$16,738	-0-	$5,374		$122,661
Anthony G. Fernandes	$85,000	[3]	$30,549	$16,738	-0-	$4,828		$137,115
Claire W. Gargalli	$70,000		$30,549	$16,738	-0-	$3,077		$120,364
Pierre H. Jungels	$47,434		$16,660	$8,819	-0-	$977		$73,890
James A. Lash	$75,000		$30,549	$16,738	-0-	$3,246		$125,533
James F. McCall	$85,000		$73,319	$16,738	-0-	$15,928	[4]	$190,985
J. Larry Nichols	$75,000		$30,549	$16,738	-0-	$0		$122,287
H. John Riley, Jr.	$80,000	[3]	$30,549	$16,738	-0-	$4,790		$132,077
Charles L. Watson	$70,000		$30,549	$16,738	-0-	$4,342		$121,629

[1]	Restricted stock grants were made on January 25, 2006 and valued at $75.06 per share. Stock option grants were made on January 25, 2006 at an exercise price of $75.06 and a FAS 123(R) value of $23.78 per share. Stock option grants were also made on July 27, 2006 at an exercise price of $80.73 and a FAS 123(R) value of $28.54 per share. For both stock and stock option grants, the value shown is what is also included in the Company’s financial statements per FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.

[2]	The following table shows the aggregate number of stock awards and options awards outstanding for each director as of December 31, 2006 as well as the grant date fair value of stock awards and option grants made during 2006:

	Aggregate	Aggregate
Name	Stock Awards Outstanding as of December 31, 2006	Option Awards Outstanding as of December 31, 2006	Grant Date Fair Value of Stock and Option Awards made during 2006
Larry D. Brady	4,158	896	$149,921
Clarence P. Cazalot, Jr.	5,749	1,332	$149,921
Edward P. Djerejian	5,749	642	$149,921
Anthony G. Fernandes	7,749	12,000	$149,921
Claire W. Gargalli	10,902	10,023	$149,921
Pierre H. Jungels	949	309	$99,917
James A. Lash	1,332	2,623	$149,921
James F. McCall	5,749	642	$149,921
J. Larry Nichols	1,332	4,981	$149,921
H. John Riley, Jr	17,749	4,623	$149,921
Charles L. Watson	11,408	29,876	$149,921

[3]	Messrs. Brady, Fernandes and Riley previously elected to have their fees deferred and thus the amounts shown above were paid to their deferred compensation accounts.

[4]	Amount includes perquisite payments to cover spousal airfare and meals associated with Board of Director meetings in November 2006.

          Effective February 24, 2006, the Company’s Board of Directors approved the vesting of restricted stock awarded to non-employee directors as an annual non-retainer equity award for the years 2002 through 2005 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan that previously vested upon retirement from the Company’s Board of Directors. As a result, 4,417 shares of restricted stock issued to each of nine directors and 1,826 shares of restricted stock issued to one director became fully vested; however, the Company did not recognize an expense for FAS 123(R) purposes in 2006 as the expense had been incurred in prior periods.

COMPENSATION COMMITTEE REPORT
          The Compensation Committee held four meetings during fiscal year 2006. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.
H. John Riley, Jr. (Chairman)
Edward P. Djerejian
Pierre H. Jungels
J. Larry Nichols
Claire W. Gargalli
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Compensation Committee consists of Messrs. Riley (Chairman), Djerejian, Jungles, Nichols and Ms. Gargalli, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

AUDIT/ETHICS COMMITTEE REPORT
          The Audit/Ethics Committee is comprised of six members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s policy for director independence (“Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert”, attached as Annex A to this Proxy Statement). Under the Charter of the Audit/Ethics Committee (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s independent auditor. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.
          During the year ended December 31, 2006, the Audit/Ethics Committee held nine meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s Independent Auditor for 2006. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of management’s assessment of the Company’s internal control over financial reporting.
          The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2006, June 30, 2006 and September 30, 2006 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly in conformity with accounting principles generally accepted in the United States of America. The Audit/Ethics Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.
          Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
James F. McCall (Chairman)
Larry D. Brady
Clarence P. Cazalot, Jr.
Anthony G. Fernandes
James A. Lash
J. Larry Nichols

PROPOSAL NO. 2
RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITOR
          The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP as our Independent Auditor to audit the Company’s books and accounts for the year ending December 31, 2007. Deloitte & Touche served as our Independent Auditor for fiscal year 2006. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Auditor. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
          Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor for 2007.
FEES PAID TO DELOITTE & TOUCHE LLP
          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2006 and 2005. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of quarterly financial statements, audit services related to Management’s Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, (iii) professional services rendered for tax compliance, tax advice, and tax planning and (iv) products and services provided by Deloitte Entities.

	2006	2005
	(in millions)	(in millions)
Audit fees	$	$11.0
Audit-related fees		0.0
Tax fees		1.0

Total	$	$12.0
          Audit fees include fees related to the audit of the Company’s annual financial statements, review of quarterly financial statements, audit of Management’s Report on Internal Controls as required by Section 404 of SOX and audit services related to the effectiveness of the Company’s internal control over financial reporting.
          Audit-related fees for 2006 and 2005 relate primarily to non-audit assistance with regulatory filings and related matters, assistance with an internal control assessment program, non-audit work related to the implementation of Section 404 of SOX, training services and miscellaneous other minor services.
          Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 29 of the more than 90 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
          In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company sponsored employee benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $___ million in 2006 and $0.3 million in 2005.

Pre-Approval Policies and Procedures
          The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s Independent Auditor. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The “Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor” adopted by the Audit/Ethics Committee on January 27, 2004 is attached as Annex E to this Proxy Statement. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service are presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Auditor. All of the fees and services described above under “audit fees,” “audit-related fees,” and “tax fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor and pursuant to Section 202 of SOX.
PROPOSAL NO. 3
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE TO ADOPT SIMPLE MAJORITY VOTING PROVISIONS
          At the 2006 Annual Meeting, Mr. Nick Rossi, through his designee, Mr. John Chevedden, brought a proposal relating to the adoption of a simple majority voting standard to the Company’s Restated Certificate. Mr. Rossi’s proposal received the affirmative vote of 72% of the Company’s outstanding shares entitled to vote at the 2006 Annual Meeting.
          After extensive review of Mr. Rossi’s proposal by the Company and its Board of Directors, the Board of Directors has determined that in the best interests of the Company and its stockholders the Restated Certificate should be amended to adopt a simple majority voting standard with respect to all provisions. Once the proposal is approved by the stockholders, conforming amendments adopting the simple majority voting provisions will be made to the Bylaws.
          In order to adopt the simple majority voting provisions, the Company’s Restated Certificate must be amended, which requires the affirmative vote of at least 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors, including the affirmative vote of 66 2/3% of such total voting power excluding the vote of shares owned by related persons, and filed with the Secretary of State of the State of Delaware.
          The text of the proposed amendments to the Restated Certificate is attached as Annex F to this Proxy Statement.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote FOR the approval of the proposal to adopt the simple majority voting provisions and related amendments to the Restated Certificate.
STOCKHOLDER PROPOSAL NO. 1
ADOPT SIMPLE MAJORITY VOTE
          The following proposal was submitted to Baker Hughes by Nick Rossi (with an address of P.O. Box 249, Boonville, California 95415 and a legal proxy to Mr. John Chevedden and/or his designee, with an address of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278) who is the owner of 1,000 shares of the Company’s Common Stock, and is included in this proxy statement in compliance with SEC rules and regulations. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
Shareholder Proposal and Supporting Statement
1 — Adopt Simple Mojority Vote
RESOLVED: Comprehensive Commitment to Adopt Simple Majority Vote. Shareholders recommend adoption of a simple majority shareholder vote requirement applicable to the greatest number of shareholder voting issues possible. This proposal is focused on adoption of the lowest possible majority vote requirements to the fullest extent possible.
This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent possible in accordance with applicable laws and existing governance documents. This proposal includes using all means in our Board’s power such corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the majority vote required for formal adoption of this proposal topic.
Nick Rossi, P.O. Box 249, Boonville, Calif. 95415 sponsors this proposal.
This topic won our 87% yes-vote at our 2006 annual meeting. At least one proxy advisory service has recommended a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.
The 87% vote was all the more impressive given the confusing and biased company presentation of the proposal in our proxy materials. This topic also won a 67% yes-vote average at 19 major companies in 2006. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.
Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 75%-vote to make certain key governance changes at our company, if our vote is an overwhelming 74% yes and only 1% no — only 1% could force their will on our 74% majority.
It is important to take one step forward and support this proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):
•	We had no Independent Chairman — Independent oversight concern.

•	An awesome 75% shareholder vote was required to make certain key changes — Entrenchment concern.

•	Cumulative voting was not permitted.

•	Our directors can be elected with one yes-vote from our 340 million shares under our obsolete plurality voting.
Additionally:
•	Poison pill: In response to a 2003 shareholder proposal, Baker Hughes adopted a policy requiring poison pill shareholder approval, but allowing the board to reverse itself and override the policy and adopt a pill without shareholder approval. According to The Corporate Library, http://thecorporatelibrary.com/ an independent investment research firm, this “override” provision undermines the shareholder approval requirement.

•	There are too many active CEOs on our board with 4 — Over-commitment concern.

•	In May 2005 our Board made it more difficult for shareholders to fill vacancies on the board.
The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for simple majority vote.
Adopt Simple Majority Vote
Yes on 1
_______________________
Statement of the Board of Directors and Management in Opposition to Stockholder Proposal No. 1
     The Board of Directors recommends that shareholders vote AGAINST Stockholder Proposal No. 1 for the reasons stated below.
     At the 2006 Annual Meeting, Mr. Rossi brought a proposal relating to the adoption of a simple majority voting standard to the Company’s Restated Certificate. After extensive review of Mr. Rossi’s proposal by the Company and its Board of Directors, the Board of Directors prepared a proposal (Proposal No. 3) to submit to the stockholders at its 2007 Annual Meeting to replace all of the supermajority voting provisions in the Restated Certificate with simple majority voting provisions.
     We believe that Proposal No. 3 specifically addresses the changes needed to adopt appropriate simply majority voting requirements for our Company and that Mr. Rossi’s generic proposal is therefore unnecessary. Although Proposal No. 3 appears to address the proposal, management has not received formal notice from Mr. Rossi withdrawing the stockholder proposal, despite having provided a draft of Proposal No. 3 to his representative.
Recommendation of the Board of Directors
     Your Board of Directors recommends a vote “AGAINST” approval of Stockholder Proposal No. 1 on majority voting.

ANNUAL REPORT
          The 2006 Annual Report on Form 10-K of the Company, which includes audited financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.
INCORPORATION BY REFERENCE
          To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” and “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
STOCKHOLDER PROPOSALS
          Proposals of stockholders intended to be presented at the 2008 Annual Meeting must be received by the Company by November 13, 2007 to be properly brought before the 2008 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 between October 18, 2007 and November 17, 2007 to be properly nominated before the 2008 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.
OTHER MATTERS
          The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

NOTE: For convenience, Annex F reflects the changes that will be made, should Proposal No. 3 be approved, by striking through the text to be deleted and underlining the text that would be added to supplement or replace the current text. The actual Certificate of Amendment to be filed would not include the deleted text.
ANNEX F
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED
          Baker Hughes Incorporated (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
          FIRST: Article SEVENTH of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate”) is hereby amended to read in its entirety as follows:
     “SEVENTH: The bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the stock issued and outstanding and ~~75% of the total voting power of all shares of stock of the Corporation~~ entitled to vote in the election of directors, considered for purposes of this Article SEVENTH as one class.”
          SECOND: Article TWELFTH of the Restated Certificate is hereby amended by deleting the text thereof in its entirety.
~~“TWELFTH: The affirmative vote of the holders of not less than 75% of the outstanding             shares of “Voting Stock” (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any “Related Person” (as hereinafter defined), shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66 2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and further provided that the 75% voting requirement shall not be applicable if:~~
     ~~(1) The Board of Directors of the Corporation by a vote of not less than 75% of the directors then holding office (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;~~

     ~~(2) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or~~
     ~~(3) All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Corporation’s Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Corporation’s Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; (c) after such Related Person has become a Related Person and prior to the consummation of such Business Combination: (i) except as approved by a majority of the “Continuing Directors” (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Shares of Preferred Stock of the Corporation; (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Corporation’s Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and stock dividends) except as approved by a majority of the Continuing Directors; (iii) such Related Person shall not have become the “Beneficial Owner” (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person; and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability)~~

~~of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).~~
     ~~For the purposes of this Article:~~
     ~~(i) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person; (b) any sale, lease exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders); (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation; (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Person; (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person; g) any recapitalization that would have the effect of increasing the voting power of a Related Person; (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing and (i) any agreement, contract or arrangement providing for any of the transactions described in this definition of Business Combination.~~
     ~~(ii) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the Corporation.~~
     ~~(iii) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on October 1, 1986 in Rule 12b-2 under the Exchange Act), is the “Beneficial Owner” (as defined on October 1, 1986 in Rule 13d-3 under the Exchange Act) in the aggregate~~

~~of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.~~
     ~~(iv) The term “Substantial Part” shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.~~
     ~~(v) Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person.~~
     ~~(vi) For the purposes of subparagraph (3) of this Article, the term “other consideration to be received” shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.~~
     ~~(vii) The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.”~~
               THIRD: Article THIRTEENTH of the Restated Certificate is hereby amended by deleting the text thereof in its entirety.
     ~~“THIRTEENTH: The provisions set forth in this Article THIRTEENTH and in Articles SEVENTH (dealing with the alteration of bylaws by stockholders), EIGHTH (dealing with the prohibition against stockholder action without meetings), TENTH (dealing with liability of directors), ELEVENTH (dealing with the term and number of directors) and TWELFTH (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article THIRTEENTH as one class. Amendment to the provisions set forth in this Article THIRTEENTH and in Article TWELFTH shall also require the affirmative vote of 66-2/3% of such total voting power excluding the vote of shares owned by a “Related Person” (as defined in Article THIRTEENTH). The voting requirements contained in Article SEVENTH, Article TWELFTH and this Article THIRTEENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.”~~

               FOURTH: Article FOURTEENTH of the Restated Certificate is hereby renamed Article TWELFTH and is amended to read in its entirety as follows:
     “TWELFTH:~~“FOURTEENTH~~: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provision set forth in Articles SEVENTH, EIGHTH, TENTH, ELEVENTH, TWELFTH, and THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article THIRTEENTH herein.”~~
               FIFTH: The foregoing amendments to the Corporation’s Restated Certificate were unanimously adopted by the Corporation’s Board of Directors at a meeting duly called and held on April 26, 2007 and by the holders of the Corporation’s capital stock at a meeting duly called and held on April 26, 2007, all in accordance with the provisions of Section 242 of the DGCL and the Corporation’s Restated Certificate.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS NUMBERS 1,2 AND 3	Please mark Here	☐
for Address
Change of Comments
SEE REVERSE SIDE

	FOR	WITHHELD
	all nominees	from all nominees		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	2. Ratification of Deloitte &	☐	☐	☐	3. Proposal to amend	☐	☐	☐
			Touche as the Company’s Independent Auditor for fiscal year 2007.				the Company’s Restated Certificate of Incorporation
01 Larry D. Brady
02 Clarence P. Cazalot, Jr.								FOR	AGAINST	ABSTAIN
03 Chad C. Deaton							4. Stockholder Proposal No. 1 regarding voting under the Company’s Delaware Charter	☐	☐	☐
04 Edward P. Djerejian
05 Anthony G. Fernandes
06 Claire W. Gargalli
07 Pierre H. Jungels
08 James A. Lash
09 James F. McCall
10 J. Larry Nichols							5. Such other business as may property come before the meeting and any reconvene meeting after an adjournment thereof.
11 H John Riley, Jr.
12 Charles L. Watson

For, except vote withheld from the following nominee(s):

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Signature	Signature	Dated	, 2007

Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, guardian or trustee, please give title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/bhi		1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the internet at
www.bakerhughes.com/investor/information/arlist.htm

BAKER HUGHES INCORPORATED P.O. Box 4740, Houston, Tx 77210-4740

Proxy For Annual Meeting of Stockholders This Proxy is Solicited On Behalf Of Board Of Directors

The undersigned hereby appoints C.C. Deaton and Alan R. Crain Jr. as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes incorporated held of record by the undersigned on March 1, 2007 at the Annual Meeting of Stockholders to be held on April 26, 2007 or any reconvend meeting after an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2007 AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
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